                                                                    EXHIBIT 2.1

                                                                 EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER

                                     among

                            OEI HOLDING CORPORATION,

                          UNITED MERIDIAN CORPORATION,

                                      and

                               OCEAN ENERGY, INC.

                         Dated as of December 22, 1997

                               TABLE OF CONTENTS

ARTICLE I THE MERGERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Section 1.1 The Newco Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Section 1.2 The UMC Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       Section 1.3 Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       Section 1.4 Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       Section 1.5 Effects of the Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
       Section 1.6 Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       Section 1.7 Newco Charter Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
ARTICLE II EFFECT OF THE MERGERS ON THE STOCK OF UMC, NEWCO AND OEI; EXCHANGE OF CERTIFICATES . . . . . . . . . . . . . 4
       Section 2.1 Effect of the Newco Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
       Section 2.2 Effect of the UMC Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       Section 2.3 Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
ARTICLE III GOVERNANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
       Section 3.1 Board of Directors of OEI Subsequent to Effective Time . . . . . . . . . . . . . . . . . . . . . . . 9
       Section 3.2 Board Committees and Executive Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF OEI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       Section 4.1 Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       Section 4.2 Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       Section  4.3 Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       Section  4.4 Consents and Approvals; No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       Section 4.5 OEI SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       Section  4.6  OEI Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
       Section  4.7 Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
       Section  4.8 Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
       Section  4.9 No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       Section  4.10 Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       Section  4.11 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       Section  4.12 Employee Benefit Plans; ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       Section  4.13 Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
       Section  4.14 Compliance with Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       Section  4.15 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       Section  4.16 Labor Matters; Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       Section  4.17 Beneficial Ownership of UMC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                      i
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
       Section  4.18 Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       Section  4.19 Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       Section  4.20 Required Stockholder Vote or Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       Section  4.21 Joint Proxy Statement/Prospectus; Registration Statement . . . . . . . . . . . . . . . . . . . .  24
       Section  4.22 Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       Section  4.23 Hedging  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       Section  4.24 Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       Section  4.25 Tax-Free Reorganization and Pooling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       Section  4.26 Section 203 of the DGCL Not Applicable . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       Section  4.27 Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       Section  4.28 OEI Rights Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
ARTICLE V REPRESENTATIONS AND WARRANTIES OF UMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       Section 5.1 Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       Section 5.2 Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       Section 5.3 Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       Section 5.4 Consents and Approvals; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       Section 5.5 UMC SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       Section 5.6 UMC Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       Section 5.7 Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
       Section 5.8 Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
       Section 5.9 No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
       Section 5.10 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
       Section 5.11 Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       Section 5.12  Employee Benefit Plans; ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       Section 5.13 Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       Section 5.14 Compliance with Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       Section 5.15  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       Section 5.16 Labor Matters; Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       Section 5.17 Beneficial Ownership of OEI Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       Section 5.18 Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       Section 5.19 Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       Section 5.20 Required Stockholder Vote or Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       Section 5.21 Joint Proxy Statement/Prospectus; Registration Statement  . . . . . . . . . . . . . . . . . . . .  39
       Section 5.22 Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 5.23 Hedging . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 5.24 Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 5.25 Tax-Free Reorganization and Pooling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 5.26 Section 203 of the DGCL Not Applicable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       Section 5.27 Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       Section 5.28 UMC Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41





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
ARTICLE VI COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       Section 6.1 Conduct of Business by OEI and UMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       Section 6.2 Investigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       Section 6.3 Cooperation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
       Section 6.4 Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
       Section 6.5 Employee Stock Options, Incentive and Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . .  49
       Section 6.6 Filings; Other Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
       Section 6.7 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
       Section 6.8 Takeover Statute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
       Section 6.9 No Solicitation by OEI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
       Section 6.10 No Solicitation by UMC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
       Section 6.11 Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
       Section 6.12 Indemnification and Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
       Section 6.13 Accountants'  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
       Section 6.14 Additional Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
       Section 6.15 Advice of Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
       Section 6.16 Stockholder Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
       Section 6.17 OEI Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
       Section 6.18 Indenture Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
       Section 6.19 New Bank Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
       Section 6.20 Place of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE VII CONDITIONS TO THE MERGERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
       Section 7.1 Conditions to Each Party's Obligation to Effect the Mergers  . . . . . . . . . . . . . . . . . . .  58
       Section 7.2 Conditions to Obligations of OEI to Effect the Merger  . . . . . . . . . . . . . . . . . . . . . .  59
       Section 7.3 Conditions to Obligations of UMC to Effect the UMC Merger  . . . . . . . . . . . . . . . . . . . .  59
ARTICLE VIII TERMINATION, WAIVER, AMENDMENT AND CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
       Section 8.1 Termination or Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
       Section 8.2 Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
       Section 8.3 Termination Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
       Section 8.4 Amendment or Supplement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
       Section 8.5 Extension of Time, Waiver, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
ARTICLE IX MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
       Section 9.1 No Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . .  63
       Section 9.2 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
       Section 9.3 Counterparts; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
       Section 9.4 Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
       Section 9.5 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
       Section 9.6 Assignment; Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
       Section 9.7 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65





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
       Section 9.8 Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
       Section 9.9 Entire Agreement; No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . .  65
       Section 9.10 Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
       Section 9.11 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
       Section 9.12 Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66


Exhibit A    --  Selected Provisions from OEI Bylaws
Exhibit B    --  Certain Executive Officers of OEI Following the Effective Time
Exhibit C    --  Form of OEI Affiliate Letter
Exhibit D    --  Form of UMC Affiliate Letter
Exhibit E    --  Form of Employment Agreement for James C. Flores
Exhibit F    --  Form of Employment Agreement for John B. Brock





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                              TABLE OF DEFINITIONS

Defined Terms                                                                                                     Section
-------------                                                                                                     -------
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1(a)
Affiliated Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.10(j)
affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.11
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Intro
Ancillary Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.3
APB No. 16  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1(a)
Audit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.10(j)
Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.4
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.2(c)
Certificates of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.4
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.3
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.3
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Common Shares Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3(e)
Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.2
control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.11
controlled by . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.11
Customary Post-Closing Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.18
DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1(a)
Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Art.V
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.4
Enforceability Exception  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.3
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.13(a)
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.12(a)
Excess Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3(e)
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.4
Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3(a)
Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3(a)
Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.2(b)
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Governmental Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.4
Hazardous Substances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.13(b)
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.4
Hydrocarbons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.19(b)
Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.22
Joint Proxy Statement/Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.21
Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.2(b)
Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3(b)
Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2(a)
Newco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Intro
Newco Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1(a)

Newco Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.4
Newco Exchange Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1(b)
Newco Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1(a)
Newco Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1(b)
Newco Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1(a)
NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3(e)
OEI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Intro
OEI Acquisition Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.9(b)
OEI Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.12(a)
OEI Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1(b)
OEI Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.2(a)
OEI Director Nominees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.1
OEI Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Art.IV
OEI Engagement Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.24
OEI ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.12(a)
OEI Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.6
OEI Indemnified Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.12(a)
OEI Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.12(a)
OEI Junior Preferred  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.2(a)
OEI Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.11
OEI Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.1(c)
OEI Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.19(a)
OEI Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.9(a)
OEI Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
OEI Option Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1(b)
OEI Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.12(b)
OEI Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.3
OEI Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.2(a)
OEI Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.2(a)
OEI Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.2(a)
OEI SAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.5(d)
OEI SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.5
OEI Stock Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
OEI Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1(b)
OEI Stockholders Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.3(c)
OEI Stockholders' Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.20
OEI Superior Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.9(b)
OEI Takeover Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.9(a)
Oil and Gas Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.19(b)
Old OEI Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1(b)
Old OEI Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1(a)
Option Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
PBGC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.12(b)
PCBs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.13(e)
Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.18

person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.11
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1(a)
Pooling Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.21
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.4
Significant Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.11
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.1(c)
Surviving Corporations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2(a)
Tax Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.10(j)
Tax Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.3(a)
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.10(j)
Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.10(j)
Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.1
Termination Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.3(a)
UMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Intro
UMC Acquisition Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.10(b)
UMC Award . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.5(b)
UMC Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.12(a)
UMC Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.2(c)
UMC Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.2(a)
UMC Director Nominees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1
UMC Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Art.V
UMC Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.4
UMC Engagement Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.24
UMC ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.12(a)
UMC Exchange Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.2(c)
UMC Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.6
UMC Indemnified Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.12(c)
UMC Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.12(c)
UMC Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.11
UMC Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.1(c)
UMC Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.19(a)
UMC Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2(a)
UMC Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.2(c)
UMC Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.10(a)
UMC Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
UMC Option Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.2(a)
UMC Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.12(d)
UMC Proxy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.3
UMC Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.2(a)
UMC SAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.5(a)
UMC SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.5
UMC Series B Common . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.2(a)
UMC Stock Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals

UMC Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.5(a)
UMC Stockholders Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.3(c)
UMC Stockholders' Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.20
UMC Superior Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.10(b)
UMC Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2(a)
UMC Takeover Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.10(a)
under common control with . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.11
WARN Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.16(b)

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER, dated as of December 22, 1997 (this "Agreement"), by and among OEI HOLDING CORPORATION, a Delaware corporation ("Newco"), UNITED MERIDIAN CORPORATION, a Delaware corporation ("UMC"), and OCEAN ENERGY, INC. a Delaware corporation ("OEI").


                                    RECITALS

         WHEREAS, UMC and OEI have determined to engage in a strategic business combination; and

         WHEREAS, (i) Newco is a newly formed corporation organized and existing under the laws of the State of Delaware, one-half of the issued and outstanding capital stock of which is owned by each of UMC and OEI; (ii) UMC is a corporation organized and existing under the laws of the State of Delaware; and (iii) OEI is a corporation organized and existing under the laws of the State of Delaware; and

         WHEREAS, the Board of Directors of each of UMC and OEI have approved and declared fair to and advisable and in the best interests of their respective stockholders that each of UMC, OEI and Newco combine pursuant to the Mergers (as hereinafter defined) upon the terms and subject to the conditions provided in this Agreement; and

         WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers; and

         WHEREAS, for federal income tax purposes, it is intended that the mergers contemplated hereby constitute transactions described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, for financial accounting purposes, it is intended that the transactions contemplated by this Agreement will be accounted for as a "pooling of interests" (a "Pooling Transaction") in accordance with United States generally accepted accounting principles ("GAAP") and the rules, regulations and interpretations of the Securities and Exchange Commission (the "SEC"); and

         WHEREAS, immediately following the execution and delivery of this Agreement, UMC and OEI will enter into a stock option agreement (the "OEI Stock Option Agreement"), pursuant to which OEI will grant UMC the option (the "OEI Option") to purchase shares of OEI Common Stock (as hereinafter defined), upon the terms and subject to the conditions set forth therein; and

         WHEREAS, immediately following the execution and delivery of this Agreement, UMC and OEI will enter into a stock option agreement (the "UMC Stock Option Agreement" and, together with the OEI Stock Option Agreement, the "Option Agreements"), pursuant to which UMC will grant OEI the option (the "UMC Option") to purchase shares of UMC Common Stock (as hereinafter defined), upon the terms and subject to the conditions set forth therein.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGERS

         Section 1.1 The Newco Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Newco shall merge with and into OEI (the "Newco Merger") at the Newco Effective Time (as defined herein), and (i) each outstanding share of common stock, par value $0.01 per share, of Newco ("Newco Common Stock") shall be automatically canceled and retired, (ii) each share of OEI Common Stock issued and outstanding immediately prior to the Newco Effective Time ("Old OEI Common Stock") shall be converted into a right to receive 2.34 shares of OEI Common Stock (as defined in Section 4.2) and (iii) each share of OEI Junior Preferred (as defined in Section 4.2) issued and outstanding immediately prior to the Newco Effective Time, if any, shall remain issued and outstanding and unchanged as a result of the Newco Merger. OEI shall be the surviving corporation in the Newco Merger (the "Newco Surviving Corporation"). From and after the Newco Effective Time, the identity and separate existence of Newco shall cease.

         (b) In connection with the Newco Merger, OEI shall take such actions as may be necessary to reserve sufficient shares of OEI Common Stock prior to the Newco Merger to permit the issuance of shares of OEI Common Stock
(i) to the holders of Old OEI Common Stock in accordance with the terms of the Agreement and (ii) upon the exercise of options ("OEI Stock Options") to purchase or acquire shares of OEI Common Stock under employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by OEI ("OEI Option Plans") outstanding at the Newco Effective Time .

         Section 1.2 The UMC Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, UMC shall merge with and into OEI (the "UMC Merger," and together with the Newco Merger, the "Mergers") at the UMC Effective Time (as defined herein), and (i) each outstanding share of UMC Common Stock (as defined in Section 5.2) shall be converted into a right to receive 1.30 shares of OEI Common Stock and (ii) each share of OEI Common Stock issued and outstanding immediately prior to the UMC Effective Time and each share of OEI Junior Preferred issued and outstanding immediately prior to the UMC Effective Time, if any, shall remain issued and outstanding and unchanged as a result of the UMC Merger. OEI shall be the surviving corporation in the UMC Merger (the "UMC Surviving Corporation" and, together with the Newco Surviving Corporation, the

"Surviving Corporations"). From and after the UMC Effective Time, the identity and separate existence of UMC shall cease.

         (b) In connection with the UMC Merger, OEI shall take such actions as may be necessary to reserve sufficient shares of OEI Common Stock prior to the UMC Merger to permit the issuance of shares of OEI Common Stock (i) to the holders of UMC Common Stock as of the UMC Effective Time in accordance with the terms of this Agreement and (ii) upon the exercise of UMC Stock Options (as defined in Section 6.5(a)) to be assumed by OEI in accordance with Section 6.5 hereof.

         Section 1.3 Closing. The closing of the Mergers (the "Closing") will take place at 10:00 a.m. (Houston, Texas time) on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII, unless another time or date is agreed to by the parties hereto. The Closing will be held at such location as is agreed to by the parties hereto.

         Section 1.4 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger (individually, a "Certificate of Merger" with respect to each of the Mergers, and collectively with respect to both Mergers, the "Certificates of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in order to effect both Mergers. The Newco Merger shall become effective at such time as is specified in the Certificate of Merger for the Newco Merger, which time shall be at 10:30 a.m. (Houston, Texas time) on the date of the Closing (the "Newco Effective Time"). The UMC Merger shall become effective at such time as is specified in the Certificate of Merger for the UMC Merger, which time shall be at 10:31 a.m. (Houston, Texas time) on the date of the Closing (the "UMC Effective Time" or, in some cases, the "Effective Time").

         Section 1.5 Effects of the Mergers.

         (a)     DGCL. Each of the Mergers shall have the effects set forth in
Section 259 of the DGCL.

         (b) Charter Documents. The Certificate of Merger for the Newco Merger shall provide in substance that at the Newco Effective Time, the certificate of incorporation and bylaws of OEI shall be amended to contain the same provisions as those set forth in the certificate of incorporation and bylaws, respectively, of Newco, as in effect immediately prior to the Newco Effective Time; provided that (i) Sections 1, 5, 7, 8, 9, 11 and 12 of the certificate of incorporation of OEI and (ii) the Certificate of Designation of the OEI Junior Preferred, in each case as in effect immediately prior to the Newco Effective Time, shall not be amended and shall remain effective without modification as a result of the Mergers, until thereafter changed or amended as provided therein or by applicable law. The form of such amendments shall be consistent with the foregoing sentence and, with respect to the bylaws, shall be consistent with Section 1.7 hereof, as determined by OEI, Newco and UMC prior to the OEI Effective Time. At the UMC Effective Time, the certificate of incorporation and bylaws of OEI, as in effect immediately prior to the UMC Effective Time, shall be the certificate of incorporation and bylaws, respectively, of OEI until thereafter changed or amended as provided therein or by applicable law.

         Section 1.6 Directors and Officers. The directors and officers designated in accordance with Sections 3.1 and 3.2 shall, from and after the UMC Effective Time, be the directors and officers of OEI, and, subject to the provisions of Sections 3.1 and 3.2, such directors and officers shall serve until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with OEI's certificate of incorporation and bylaws.

         Section 1.7 Newco Charter Documents. (a) The certificate of incorporation of Newco shall be in form and substance satisfactory to each of UMC and OEI prior to the mailing of the Joint Proxy Statement/Prospectus (as defined herein) and (b) the bylaws of Newco shall be in form and substance satisfactory to each of UMC and OEI prior to the mailing of the Joint Proxy Statement/Prospectus and shall include, without limitation, the provisions set forth in EXHIBIT A, without any other provisions conflicting with the substance of the provisions set forth therein.


                                   ARTICLE II

                     EFFECT OF THE MERGERS ON THE STOCK OF
                  UMC, NEWCO AND OEI; EXCHANGE OF CERTIFICATES

         Section 2.1 Effect of the Newco Merger As of the Newco Effective Time, by virtue of the Newco Merger and without any action on the part of OEI, Newco or the holders of any securities of OEI or Newco:

         (a) Cancellation of Newco Common Stock. Each issued and outstanding share of Newco Common Stock shall be automatically canceled and retired and shall cease to exist.

         (b) Conversion of Old OEI Common Stock. Subject to Section 2.3(e), each issued and outstanding share of Old OEI Common Stock shall be converted into the right to receive 2.34 (the "Newco Exchange Ratio") fully paid and nonassessable shares of OEI Common Stock (the "Newco Merger Consideration").
As of the Newco Effective Time, all such shares of Old OEI Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Newco Effective Time represented outstanding shares of Old OEI Common Stock (the "Old OEI Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) certificates ("OEI Certificates") representing the number of whole shares of OEI Common Stock into which such shares have been converted, (ii) certain dividends and other distributions in accordance with Section 2.3(c), and (iii) cash in lieu of fractional shares of Old OEI Common Stock in accordance with Section 2.3(e), without interest.

         (c) Treatment of OEI Junior Preferred. Each share of OEI Junior Preferred issued and outstanding immediately prior to the Newco Effective Time, if any, shall remain issued and outstanding and unchanged as a result of the Newco Merger.

         Section 2.2 Effect of the UMC Merger. As of the UMC Effective Time, by virtue of the UMC Merger and without any action on the part of UMC, OEI or the holders of any securities of UMC or OEI:

         (a) Cancellation of Treasury Stock and OEI Owned Stock. Each share of UMC Common Stock that is owned by UMC or by OEI, or by a direct or indirect wholly-owned subsidiary of UMC or OEI, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (b) Cancellation of Treasury Stock and UMC Owned Stock. Each share of Old OEI Common Stock that is owned by OEI or by UMC, or by a direct or indirect wholly-owned subsidiary of OEI or UMC, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (c) Conversion of UMC Common Stock. Subject to Section 2.3(e), each issued and outstanding share of UMC Common Stock (other than shares to be canceled in accordance with Section 2.2(a) shall be converted into the right to receive 1.30 (the "UMC Exchange Ratio") fully paid and nonassessable shares of OEI Common Stock (the "UMC Merger Consideration"). As of the UMC Effective Time, all such shares of UMC Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to such Effective Time represented outstanding shares of UMC Common Stock (the "UMC Certificates" and, together with the OEI Certificates, the "Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) OEI Certificates, (ii) certain dividends and other distributions in accordance with Section 2.3(c), and (iii) cash in lieu of fractional shares of OEI Common Stock in accordance with Section 2.3(e), without interest.

         (d) Treatment of OEI Common Stock and OEI Junior Preferred. Each share of OEI Common Stock issued and outstanding immediately prior to the UMC Effective Time (including shares into which Old OEI Common Stock was converted pursuant to the Newco Merger, but excluding shares to be canceled in accordance with Section 2.2(b)) and each share of OEI Junior Preferred issued and outstanding immediately prior to the UMC Effective Time, if any, shall remain issued and outstanding and unchanged as a result of the UMC Merger.

         Section 2.3 Exchange of Certificates.

         (a) Exchange Agent. As of the Effective Time, OEI shall enter into an agreement with such bank or trust company as may be designated by UMC and OEI (the "Exchange Agent"), which shall provide that OEI shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of UMC Common Stock and Old OEI Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, OEI Certificates representing the number of whole shares of OEI Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Old OEI Common Stock and issuable pursuant to Section 2.2 in exchange for outstanding shares of UMC Common Stock (such shares of OEI Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 2.3(e)) and any cash

(including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of OEI Common Stock being hereinafter referred to as the "Exchange Fund").

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted into the Newco Merger Consideration, pursuant to Section 2.1, or the UMC Merger Consideration, pursuant to Section
2.2 (collectively, the "Merger Consideration") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as UMC and OEI may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor an OEI Certificate representing that number of whole shares of OEI Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.3(c) and cash in lieu of any fractional shares in accordance with Section 2.3(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of UMC Common Stock not registered in the transfer records of UMC or of Old OEI Common Stock not registered in the transfer records of OEI, an OEI Certificate representing the proper number of shares of OEI Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other non- income taxes required by reason of the issuance of shares of OEI Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of OEI that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender OEI Certificates representing the number of whole shares of OEI Common Stock into which the shares of UMC Common Stock or Old OEI Common Stock formerly represented by such Certificate have been converted, certain dividends or other distributions in accordance with Section 2.3(c) and cash in lieu of any fractional shares in accordance with Section 2.3(e). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to OEI Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of OEI Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(e), and all such dividends, other distributions and cash in lieu of fractional shares of OEI Common Stock shall be paid by OEI to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the OEI Certificate representing whole shares of OEI Common Stock issued in exchange therefor, without interest,

(i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of OEI Common Stock and the amount of any cash payable in lieu of a fractional share of OEI Common Stock to which such holder is entitled pursuant to Section 2.3(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of OEI Common Stock. OEI shall make available to the Exchange Agent cash for these purposes.

         (d) No Further Ownership Rights in UMC Common Stock and Old OEI Common Stock. All shares of OEI Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of UMC Common Stock and Old OEI Common Stock theretofore represented by such Certificates, subject, however, to OEI's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made by UMC on such shares of UMC Common Stock or by OEI on such shares of Old OEI Common Stock, as the case may be, which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of OEI of the shares of UMC Common Stock or Old OEI Common Stock, as the case may be, which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to OEI or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

         (e) No Fractional Shares. (i) No OEI Certificates or scrip representing fractional shares of OEI Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of OEI shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of OEI.

         (ii) As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (A) the number of whole shares of OEI Common Stock delivered to the Exchange Agent by OEI pursuant to Section 2.3(a) over (B) the aggregate number of whole shares of OEI Common Stock to be distributed to holders of UMC Common Stock and Old OEI Common Stock pursuant to
Section 2.3(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent will, on behalf of former stockholders of UMC, if any, and OEI, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in
Section 2.3(e)(iii).

         (iii) The sale of the Excess Shares by the Exchange Agent will be executed on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of UMC Common Stock and Old OEI Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of UMC Common Stock and Old OEI Common Stock (the "Common Shares Trust"). OEI will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent will determine the portion of the Common Shares Trust to which each holder of UMC Common Stock and Old OEI Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of UMC Common Stock or Old OEI Common Stock is entitled (after taking into account all shares of UMC Common Stock or Old OEI Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of UMC Common Stock and Old OEI Common Stock are entitled.

         (iv)    Notwithstanding the provisions of Section 2.3(e)(ii) and
(iii), OEI may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each holder of UMC Common Stock or Old OEI Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of UMC Common Stock or Old OEI Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of OEI Common Stock as reported on the NYSE Composite Transactions Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references will be deemed to mean and refer to the payments calculated as set forth in this Section 2.3(e)(iv).

         (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of UMC Common Stock and Old OEI Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of UMC Common Stock and Old OEI Common Stock subject to and in accordance with the terms of Section 2.3(c).

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to OEI upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to OEI for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of OEI Common Stock and any dividends or distributions with respect to OEI Common Stock.

         (g) No Liability. None of Newco, UMC, OEI or the Exchange Agent shall be liable to any person in respect of any shares of OEI Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any cash payable to the holder of such Certificate pursuant to this Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority) any such Merger Consideration or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of OEI, free and clear of all claims or interest of any person previously entitled thereto.

         (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by OEI, on a daily basis. Any interest and other income resulting from such investments shall be paid to OEI.

         (i) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by OEI, the posting by such person of a bond in such reasonable amount as OEI may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of OEI Common Stock deliverable in respect thereof, pursuant to this Agreement.


                                  ARTICLE III

                                   GOVERNANCE

         Section 3.1 Board of Directors of OEI Subsequent to Effective Time. Immediately subsequent to the UMC Effective Time, the Board of Directors of OEI shall have 14 members and shall be divided into three classes, Class I, Class II and Class III, with the term of Class I expiring at OEI's first annual meeting following the Effective Time, the term of Class II expiring at OEI's second annual meeting following the Effective Time and the term of Class III expiring at OEI's third annual meeting following the Effective Time. Prior to the mailing to stockholders of the Joint Proxy Statement/Prospectus, (i) the Board of Directors of OEI shall select from among the current members of the Board of Directors of OEI seven individuals (the "OEI Director Nominees") for nomination as directors of OEI, which nominees shall include James C. Flores, and (ii) the Board of Directors of UMC shall select from among the current members of the Board of Directors of UMC seven individuals (the "UMC Director Nominees") for nomination as directors of OEI, which nominees shall include John B. Brock. If an individual so selected consents to serve as a director, such individual shall be elected as a director of OEI, effective as of the UMC Effective Time, for a term expiring at OEI's next annual meeting of stockholders following the Effective Time at which the term of the class to which such director belongs expires, subject to being renominated as a director at the discretion of OEI's Board of Directors. Each class shall consist of an equal, or as near as equal as possible, number of directors (as provided in OEI's certificate of incorporation and the DGCL) and the specific designation of UMC Director Nominees and OEI Director Nominees to a particular class shall be determined by UMC and OEI prior to the mailing to stockholders of the Joint Proxy Statement/Prospectus; provided, however, that (i) James C. Flores shall be designated by the Board of Directors of OEI as a Class III Director and shall serve as President and Chief

Executive Officer as of the UMC Effective Time until the earlier of his resignation or removal or until his successor is duly elected and qualified in accordance with the Bylaws of OEI in effect subsequent to the UMC Effective Time and (ii) John B. Brock shall be designated by the Board of Directors of UMC as a Class III Director and shall serve as Chairman of the Board as of the UMC Effective Time until the earlier of his resignation or removal or until his successor is duly elected and qualified in accordance with the Bylaws of OEI in effect subsequent to the UMC Effective Time. If at any time prior to the UMC Effective Time, any UMC Director Nominee or OEI Director Nominee shall be unable to serve as a director at the UMC Effective Time, the respective Board of Directors that designated such individual as provided herein shall designate another individual to serve in such individual's place; provided that in the event John Brock is unable to serve as Chairman of the Board, James C. Flores shall serve as Chairman of the Board as of the Effective Time until his successor is duly elected and qualified in accordance with the Bylaws of OEI in effect subsequent to the UMC Effective Time; provided, further, in the event James C. Flores is unable to serve as President and Chief Executive Officer, John Brock shall serve as President and Chief Executive Officer of the Company as of the Effective Time until his successor is duly elected and qualified in accordance with the Bylaws of OEI in effect subsequent to the UMC Effective Time.

         Section 3.2. Board Committees and Executive Officers. The committees of the Board of Directors of OEI immediately subsequent to the UMC Effective Time shall contain an equal number of UMC Director Nominees and OEI Director Nominees and the composition of such committees (including chairmen thereof) shall be as designated prior to the mailing to stockholders of the Joint Proxy Statement/Prospectus until the earlier of the resignation or removal of any individual so designated or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if at any time prior to the UMC Effective Time any director nominee designated as a member of a committee shall be unable to serve as a member of a committee (including as a chairman of any committee) at the UMC Effective Time, the respective Board of Directors that designated such individual as provided herein (or in the case of Messrs. Brock and Flores, the respective Board of Directors on which they presently serve) shall designate another individual to serve in such individual's place. The chairman of each of the Finance and Audit Committees of the Board of Directors of OEI immediately subsequent to the UMC Effective Time shall be UMC Director Nominees and the chairman of each of the Nominating and Compensation Committees of the Board of Directors of OEI immediately subsequent to the UMC Effective Time shall be OEI Director Nominees.
Subsequent to the UMC Effective Time, those individuals set forth on EXHIBIT B hereto shall be executive officers of OEI having the titles and positions set forth opposite their respective names on such Exhibit until the earlier of the resignation or removal of any such individual or until their respective successors are duly elected and qualified, as the case may be. Prior to the mailing to the stockholders of the Joint Proxy Statement/Prospectus, OEI and UMC may mutually agree to designate additional individuals to serve as executive officers of OEI subsequent to the UMC Effective Time. Subject to
Section 3.1, if any executive officer set forth on EXHIBIT B or designated in accordance with this Section 3.2 ceases to be a full-time employee of either OEI or UMC (or otherwise declines to serve in such designated capacity) at or before the UMC Effective Time, OEI and UMC will agree upon another person to serve in such person's stead or agree to leave such office vacant through the UMC Effective Time.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF OEI

         Except as set forth on the Disclosure Schedule (the "OEI Disclosure Schedule") included in the letter and delivered by OEI to UMC prior to the execution of this Agreement, OEI represents and warrants to UMC as follows:

         Section 4.1 Organization and Qualification.

                 (a) OEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. OEI is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth in Section 4.1(a) of the OEI Disclosure Schedule, which includes each jurisdiction in which the character of OEI's properties owned or leased by it or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not, individually or in the aggregate, result in an OEI Material Adverse Effect (as defined in Section 4.1(c)). OEI has all requisite corporate power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. OEI has made available to UMC a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date, and OEI's certificate of incorporation and bylaws as so delivered are in full force and effect. OEI is not in default in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws.

                 (b) Section 4.1(b) of the OEI Disclosure Schedule lists the name and jurisdiction of organization of each Subsidiary (as defined in Section 4.1(c)) of OEI and the jurisdictions in which each such Subsidiary is qualified or holds licenses to do business as a foreign corporation or other organization as of the date hereof. Each of OEI's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business as a foreign entity and is in good standing in the jurisdictions set forth in Section 4.1(b) of the OEI Disclosure Schedule, which includes each jurisdiction in which the character of such Subsidiary's properties owned or leased by it or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not, individually or in the aggregate, result in an OEI Material Adverse Effect. Each of OEI's Subsidiaries has all requisite corporate (or other organizational) power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. OEI has made available to UMC a complete and correct copy of the certificate of incorporation and bylaws (or similar organizational documents) of each of OEI's Subsidiaries, each as amended to date, and the certificate of incorporation and bylaws (or similar organizational documents) as so delivered are in full force and effect. No Subsidiary of OEI is in default in any material respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws (or similar organizational documents). Other than OEI's Subsidiaries, OEI does not beneficially own or control, directly or indirectly, any class of equity or similar securities of any corporation or other organization, whether incorporated or unincorporated.

                 (c) For purposes of this Agreement, (i) an "OEI Material Adverse Effect" shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having a material adverse effect on the condition (financial or otherwise), business, assets, properties or results of operations of OEI and its Subsidiaries taken as a whole; and (ii) "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, or (B) such party or any Subsidiary of such party is a general partner of a partnership or a manager of a limited liability company.

         Section 4.2      Capitalization.

                 (a) As of the date hereof, the authorized capital stock of OEI consists of (i) 100,000,000 shares of common stock, par value $.01 per share ("OEI Common Stock"), of which 22,901,786 shares are issued and outstanding as of the date of this Agreement, 100 shares are held as treasury shares, and 3,023,955 shares are reserved for issuance upon exercise of options under OEI Stock Plans and (ii) 10,000,000 shares of preferred stock, par value $.01 per share, which have not yet been issued or designated as to a series by the Board of Directors of OEI; provided that 2,000,000 of such shares have been or will be designated by OEI as "Series A Junior Participating Preferred Stock" (the "OEI Junior Preferred") in connection with the adoption by the Board of Directors of OEI, concurrently with the authorization of this Agreement, of a stockholder rights plan (the "OEI Rights Plan") pursuant to which a preferred share purchase right (an "OEI Right") has been or will be declared payable as a dividend on all outstanding shares of OEI Common Stock, which Rights will be issued pursuant to a OEI Rights Agreement of even date with this Agreement between OEI and Harris Trust and Savings Bank (the "OEI Rights Agreement"). All of the aforesaid outstanding shares of capital stock have been validly issued, are fully paid and nonassessable, and are free of preemptive rights. Except as described above, including pursuant to the OEI Rights Plan, as of the date hereof, there are no shares of capital stock or other equity securities of OEI outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of OEI, or contracts, commitments, understandings, or arrangements by which OEI is or may become bound to issue additional shares of its capital stock (other than previously reserved shares described above) or options, warrants or rights to purchase or acquire any shares of its capital stock.



                 (b) Except as set forth in Section 4.2(b) of the OEI Disclosure Schedule, OEI is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock or other equity securities, as the case may be, of each of OEI's Subsidiaries, there are no irrevocable proxies with respect to any such shares, and no equity securities of any Subsidiary of OEI are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Subsidiary of OEI, and there are no contracts, commitments, understandings or arrangements by which OEI or any Subsidiary of OEI is or may be bound to either sell any outstanding securities of any Subsidiary or issue additional shares of capital stock of any Subsidiary of OEI or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth in Section 4.2(b) of the OEI Disclosure Schedule, all of such shares so owned by OEI are validly issued, fully paid and nonassessable and are owned by it free and clear of any liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind (collectively, "Liens"). There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which OEI is a party or by which it is bound relating to the voting of any shares of the capital stock of OEI that will limit in any way the solicitation of proxies by or on behalf of OEI from, or the casting of votes by, the stockholders of OEI with respect to the Mergers. There are no restrictions on OEI to vote the stock of any of its Subsidiaries.

         Section 4.3 Authority. The Board of Directors of OEI has approved the Newco Merger, the UMC Merger and this Agreement, and declared the Newco Merger, the UMC Merger and this Agreement to be in the best interests of the stockholders of OEI. The Board of Directors of OEI has taken all necessary corporate action to approve the transactions contemplated by the Agreement to Vote and Proxy dated as of the date hereof between UMC and each of James C. Flores and the Flores Family Limited Partnership (the "OEI Proxies") pursuant to Section 203(a) of the DGCL. The directors of OEI have advised OEI and Newco that they intend to vote or cause to be voted all of the shares of OEI Common Stock beneficially owned by them and their affiliates in favor of approval of the Mergers and this Agreement. OEI has full corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby (the "Ancillary Agreements") to which OEI is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which OEI is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by OEI's Board of Directors, and no other corporate proceedings on the part of OEI are necessary to authorize this Agreement and the Ancillary Agreements to which OEI is or will be a party or to consummate the transactions contemplated hereby or thereby, other than the approval of this Agreement, the Newco Merger and the UMC Merger by its stockholders as contemplated by Section 6.3(c). This Agreement has been, and the Ancillary Agreements to which OEI is or will be a party are, or upon execution and delivery will be, duly and validly executed and delivered by OEI and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitute, or upon execution and delivery will constitute, valid and binding obligations of OEI enforceable against OEI in accordance with their respective terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and of general principles of equity (the "Enforceability Exception").

         Section 4.4 Consents and Approvals; No Violation. Except as set forth in Section 4.4 of the OEI Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien, security interest, charge or encumbrance upon any of the properties or assets of OEI or any of its Subsidiaries under, any provision of (a) the certificate of incorporation or bylaws of OEI or any provision of the comparable charter or organization documents of any of its Subsidiaries, (b) any material loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license which OEI or any of its Subsidiaries is a party or by which OEI or any of its Subsidiaries or any of their respective properties or assets may be bound or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OEI or any of its Subsidiaries or any of their respective properties or assets, other than in the case of clause (b) or (c), any such conflicts, violations, defaults, terminations, cancellations, accelerations, Liens, security interests, charges or encumbrances that, individually or in the aggregate, would not result in an OEI Material Adverse Effect, materially impair the ability of OEI to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (Federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Authority") is required by or with respect to OEI or any of its Subsidiaries in connection with the execution and delivery of this Agreement by OEI or the consummation by OEI of the transactions contemplated hereby, except for (a) the filing with the SEC of the Joint Proxy Statement/Prospectus and such reports in connection, or in compliance, with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations of the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required, (b) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which OEI or any of its Subsidiaries is qualified to do business, (c) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Mergers or the transactions contemplated by this Agreement, (d) such filings as may be required in connection with applicable taxes, (e) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or "Blue Sky" laws of various states, (f) such filings and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (g) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have an OEI Material Adverse Effect, materially impair the ability of OEI to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         Section 4.5 OEI SEC Reports. OEI has filed with the SEC, and has heretofore made available to UMC true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto, but excluding preliminary materials), including without limitation its Annual Reports to Stockholders incorporated by reference in certain of such reports, which OEI was required to file with the SEC since December 31, 1994, and prior to or on the date of this Agreement under the Securities Act or the Exchange Act (collectively, the "OEI SEC Reports"). As of the respective dates such OEI SEC Reports were filed or, if any such OEI SEC Reports were amended, as of the date such amendment was filed, each of the OEI SEC Reports, including without limitation any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.6 OEI Financial Statements. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of OEI (including any related notes and schedules) included (or incorporated by reference) in the OEI SEC Reports (collectively, the "OEI Financial Statements") have been prepared from, and are in accordance with, the books and records of OEI and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of OEI and its consolidated Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of OEI and its consolidated Subsidiaries for the periods presented therein (subject to normal year-end adjustments, none of which are material, and the absence of financial footnotes in the case of any unaudited interim financial statements).

         Section 4.7 Absence of Undisclosed Liabilities. Except as disclosed in the OEI SEC Reports, as of the date hereof, there are no liabilities of OEI or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have an OEI Material Adverse Effect, other than: (a) liabilities adequately provided for on the balance sheet of OEI dated as of December 31, 1996 (including the notes thereto), contained in OEI's Annual Report on Form 10-K for the year ended December 31, 1996; (b) financial liabilities and contractual obligations incurred in the ordinary course of business subsequent to December 31, 1996; and (c) liabilities under this Agreement.

         Section 4.8 Absence of Certain Changes. Except as disclosed in the OEI SEC Reports, as contemplated by this Agreement, as set forth in Section
4.8 of the OEI Disclosure Schedule or as disclosed in OEI Financial Statements, since December 31, 1996, (a) OEI and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would have an OEI Material Adverse Effect, (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of OEI, or any repurchase, redemption or other acquisition by OEI or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, OEI or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of OEI or any of its Subsidiaries, (e) there has not been any change in any method of accounting or accounting practice by OEI or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP, (f) there has not been any material change in any tax method, practice or election by OEI or any of its Subsidiaries and (g) there has not been any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that is reasonably likely to have an OEI Material Adverse Effect, except for general economic changes and changes that may affect the industries of OEI and its Subsidiaries generally.

         Section 4.9 No Default. Neither OEI nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (a) the certificate of incorporation or bylaws of OEI or the comparable charter or organizational documents of any of its Subsidiaries, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which OEI or any of its Subsidiaries is now a party or by which OEI or any of their respective properties or assets is bound or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to OEI or any of its Subsidiaries, except in the case of (b) and (c) for defaults or violations which in the aggregate would not have an OEI Material Adverse Effect.

         Section 4.10 Taxes. Except as otherwise disclosed in Section 4.10 of the OEI Disclosure Schedule (and for matters that would not be an OEI Material Adverse Effect, individually or in the aggregate):

                 (a) OEI and each of its Subsidiaries have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all Tax Returns (as defined in Section 4.10(j)) required by applicable law to be filed by, with respect to, or include any of them prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

                 (b) OEI and each of its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all material Taxes (as defined in Section 4.10(j)) for which OEI or any of its Subsidiaries could be held liable with respect to any period ending prior to or as of the Closing Date.

                 (c) No Audit (as defined in Section 4.10(j)) by a Tax Authority (as defined in Section 4.10(j)) is pending or, to the knowledge of OEI, threatened with respect to any Tax Returns filed by, or Taxes due from, OEI or any Subsidiary. No issue has been raised by any Tax Authority in any Audit of OEI or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against OEI or any of its Subsidiaries. There are no Liens for Taxes upon the assets of OEI or any of its Subsidiaries, except Liens for current Taxes not yet delinquent.

                 (d) Neither OEI nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or have executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

                 (e) Prior to the date hereof, OEI and its Subsidiaries have disclosed, and provided or made available to UMC true and complete copies of, all material Tax sharing, Tax indemnity, or similar agreements to which OEI or any of its Subsidiaries is a party, is bound by, or has any obligation or liability for Taxes.

                 (f) Neither OEI nor any of its Subsidiaries has filed a consent under section 341(f) of the Code concerning collapsible corporations. Neither OEI nor any of its Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under sections 162(m), 263, or 280G of the Code. Neither OEI nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code. Neither OEI nor any of its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was OEI) or (ii) has any liability for the Taxes of any person (other than any of OEI and its Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

                 (g) Neither OEI nor any of its Subsidiaries has agreed to or is required to make any adjustment pursuant to section 481(a) of the Code (or any predecessor provision), and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of OEI or any of its Subsidiaries. The Internal Revenue Service has not proposed any such adjustment or change in accounting method with respect to OEI or any of its Subsidiaries.

                 (h) Neither OEI nor any of its Subsidiaries has been or is in violation (or with notice or lapse of time or both, would be in violation) of any applicable law relating to the payment or withholding of Taxes. OEI and its Subsidiaries have duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                 (i) The unpaid Taxes of OEI and its Subsidiaries (i) did not, as of the most recent fiscal month end included in OEI Financial Statements, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet included in OEI Financial Statements (rather than in any notes thereto) and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Effective Time in accordance with the past custom and practice of OEI and its Subsidiaries in filing their Tax Returns.

                 (j) As used in this Agreement, (i) "Audit" shall mean any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes; (ii) "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto; (iii) "Tax Authority" shall mean the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Taxes;
(iv) "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes; and (v) "Affiliated Group" means any affiliated group within the meaning of section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

         Section 4.11 Litigation. Except as disclosed in the OEI SEC Reports or Section 4.11 of the OEI Disclosure Schedule, as of the date of this Agreement, there is no suit, claim, action, proceeding, arbitration or investigation pending or, to the knowledge of OEI, threatened against or directly affecting OEI, any of its Subsidiaries or any of the directors or officers of OEI or any of its Subsidiaries in their capacity as such by or before any court, Governmental Authority or any arbitrator of any kind ("OEI Litigation"), and neither OEI nor its Subsidiaries is aware of any facts that are likely to give rise to any OEI Litigation, that (in any case) could reasonably be expected to have an OEI Material Adverse Effect or could reasonably be expected to materially adversely affect OEI's ability to consummate the transactions contemplated by this Agreement, if adversely determined. Neither OEI nor any of its Subsidiaries, nor any officer, director or employee of OEI or any of its Subsidiaries, has been permanently or temporarily enjoined by any order, judgment, injunction or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of OEI or such Subsidiary nor, to the knowledge of OEI, is OEI, any Subsidiary or any officer, director or employee of OEI or its Subsidiaries under investigation by any Governmental Authority. Except as disclosed in the OEI SEC Reports or
Section 4.11 of the OEI Disclosure Schedule, there is not in existence any order, judgment, injunction or decree of any court or other tribunal against OEI or any of its Subsidiaries that is reasonably likely to have an OEI Material Adverse Effect or is reasonably expected to materially adversely affect OEI's ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby. Notwithstanding the foregoing, no representation or warranty in this Section 4.11 is made with respect to Environmental Laws (as defined in Section 4.13(a)), which are covered exclusively by the provisions set forth in Section 4.13.

         Section  4.12    Employee Benefit Plans; ERISA.

                 (a) Section 4.12(a) of the OEI Disclosure Schedule contains a true and complete list of the written and oral plans, policies and arrangements of any type (including but not limited to plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), currently sponsored, maintained or contributed to by OEI or any trade or business, whether or not incorporated, which together with OEI would be deemed a "single employer" within the meaning of section 414(b), (c) or (m) of the Code or section 4001(b)(1) of ERISA (an "OEI ERISA Affiliate"), which provide compensation, insurance or other coverage, or any other benefits to the employees, independent contractors or non-employee directors of OEI or any Subsidiary of OEI ("OEI Benefit Plans").

                 (b) With respect to each OEI Benefit Plan: (i) if intended to qualify under section 401(a) or 401(k) of the Code, such plan satisfies the requirements of such sections, has received a favorable determination letter from the Internal Revenue Service with respect to its qualification, and its related trust has been determined to be exempt from tax under section 501(a) of the Code and, to the knowledge of OEI, nothing has occurred since the date of such letter to adversely affect such qualification or exemption; (ii) each such plan has been administered in substantial compliance with its terms and applicable law; (iii) neither OEI nor any OEI ERISA Affiliate has engaged in, and OEI and each OEI ERISA Affiliate do not have any knowledge of any person that has engaged in, any transaction or acted or failed to act in any manner that would subject OEI or any OEI ERISA Affiliate to any liability for a breach of fiduciary duty under ERISA that could reasonably be expected to result in an OEI Material Adverse Effect; (iv) no disputes are pending or, to the knowledge of OEI or any OEI ERISA Affiliate, threatened; (v) neither OEI nor any OEI ERISA Affiliate has engaged in, and OEI and each OEI ERISA Affiliate do not have any knowledge of any person that has engaged in, any transaction in violation of section 406(a) or (b) of ERISA for which no exemption exists under section 4975(c)(2) of the Code or section 4975(d) of the Code that could reasonably be expected to result in an OEI Material Adverse Effect; (vi) there have been no "reportable events" within the meaning of section 4043 of ERISA for which the 30 day notice requirement of ERISA has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC"); (vii) all contributions due have been made on a timely basis (within, where applicable, the time limit established under section 302 of ERISA or section 412 of the Code); (viii) no notice of intent to terminate such plan has been given under section 4041 of ERISA and no proceeding has been instituted under section 4042 of ERISA to terminate such plan; and (ix) except for defined benefit plans, such plan may be terminated on a prospective basis without any continuing liability for benefits other than benefits accrued to the date of such termination. All contributions made or required to be made under any OEI Benefit Plan meet the requirements for deductibility under the Code, and all contributions which are required and which have not been made have been properly recorded on the books of OEI or an OEI ERISA Affiliate.

                 (c) No OEI Benefit Plan is a "multiemployer plan" (as defined in section 4001(a)(3) of ERISA) or a "multiple employer plan" (as described in section 413(c) of the Code), and, except as provided in Section 4.12(c) of the OEI Disclosure Schedule, no OEI Benefit Plan is or was subject to section 302 of ERISA or section 412 of the Code. No event has occurred with respect to OEI or an OEI ERISA Affiliate in connection with which OEI could be subject to any liability, Lien or encumbrance with respect to any OEI Benefit Plan or any employee benefit plan described in section 3(3) of ERISA maintained, sponsored or contributed to by an OEI ERISA Affiliate under ERISA or the Code. Except as provided in Part 6 of Title I of ERISA, no welfare plan (as defined in section 3(1) of ERISA) provides any benefits to any retiree or former employee or service provider of OEI.

                 (d) Except as set forth in Section 4.12(d) of the OEI Disclosure Schedule, no employees of OEI or any of its Subsidiaries are covered by any severance plan or similar arrangement.

         Section  4.13    Environmental Matters. Except as set forth in (i)
Section 4.13 of the OEI Disclosure Schedule or (ii) the OEI SEC Reports:

                 (a) The businesses of OEI and its Subsidiaries have been and are operated in compliance with all Federal, state and local environmental protection, health and safety or similar laws, statutes, ordinances, restrictions, licenses, rules, regulations, permit conditions and legal requirements, including without limitation the Federal Clean Water Act, Safe Drinking Water Act, Resource Conservation & Recovery Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right to Know Act, Oil Pollution Act of 1990, and the Toxic Substances Control Act, each as amended and currently in effect (collectively, "Environmental Laws").

                 (b) Neither OEI nor any of its Subsidiaries has caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any chemicals, pollutants, contaminants, wastes, solid wastes, toxic substances, hazardous substances, hazardous wastes, petroleum, petroleum products or any substance regulated under any Environmental Law ("Hazardous Substances") at any of its properties or facilities, except in material compliance with all Environmental Laws or except as would not result in an OEI Material Adverse Effect, and, to OEI's knowledge, no generation, manufacture, processing, distribution, use, treatment, handling, storage, discharge, release, disposal, transport or handling of any Hazardous Substances has occurred at any property or facility owned, leased or operated by OEI or any of its Subsidiaries except in material compliance with all Environmental Laws.

                 (c) Neither OEI nor any of its Subsidiaries has received any written notice from any Governmental Authority or other third party or, to the knowledge of OEI, any other communication alleging or concerning any violation by OEI or any of its Subsidiaries of, or responsibility or liability of OEI or any of its Subsidiaries under, any Environmental Law or for personal injuries and/or property damages. There are no pending, or to the knowledge of OEI, threatened, claims, suits, actions, proceedings or investigations with respect to the businesses or operations of OEI or any of its Subsidiaries alleging or concerning any violation of or responsibility or liability under any Environmental Law or alleging personal injuries and/or property damages, nor does OEI have any knowledge of any fact or condition that could give rise to such a claim, suit, action, proceeding or investigation.

                 (d) OEI and its Subsidiaries are in possession of and in material compliance with all approvals, permits, licenses, registrations and similar type authorizations from all Governmental Authorities under all Environmental Laws with respect to the operation of the businesses of OEI and its Subsidiaries; there are no pending or, to the knowledge of OEI, threatened, actions, proceedings or investigations seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations; and OEI does not have knowledge of any fact or condition that is reasonably likely to give rise to any action, proceeding or investigation to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations. No notice to, approval of, or authorization or consent from any





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
Governmental Authority is necessary for the transfer of or modification to any approval, permit, license, registration or authorization, and the consummation of the transactions contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, any approval, permit, license, registration or authorization.

                 (e) Without in any way limiting the generality of the foregoing, (i) none of the off-site locations where OEI or any of its Subsidiaries has transported, released, discharged, stored, disposed or arranged for the disposal of Hazardous Substances is listed on CERCLIS or the NPL or, to the knowledge of OEI, is the subject of pending or threatened claims, suits, actions, proceedings or investigations by any Governmental Authority or other third party, (ii) to OEI's knowledge, all underground storage tanks owned or operated by OEI or any of its Subsidiaries are in compliance with Environmental Laws, and there have been no releases of Hazardous Substances from such underground storage tanks, (iii) to the knowledge of OEI, there is no asbestos contained in or forming part of any equipment, building, building component, structure or office space owned or leased by OEI, and (iv) no polychlorinated biphenyls ("PCBs") or PCB-containing items are used or stored at any property owned, leased or operated by OEI or any of its Subsidiaries.

         Section 4.14 Compliance with Applicable Laws. Except as set forth in Section 4.14 of the OEI Disclosure Schedule or as disclosed in the OEI SEC Reports, neither OEI nor any of its Subsidiaries has received notice of any revocation or modification of any Federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval, the revocation or modification of which would have an OEI Material Adverse Effect. The conduct of the business of each of OEI and its Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable hereto, except for violations or failures to comply, if any, that, individually or in the aggregate, would not have an OEI Material Adverse Effect. Notwithstanding the foregoing, no representation or warranty in this Section 4.14 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in Section 4.13.

         Section 4.15 Insurance. Section 4.15 of the OEI Disclosure Schedule lists each of the insurance policies relating to OEI or its Subsidiaries which are currently in effect. OEI has provided UMC with a true, complete and correct copy of each such policy or the binder therefor. With respect to each such insurance policy or binder, none of OEI, any of its Subsidiaries or any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and OEI does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults which, individually or in the aggregate, would not result in an OEI Material Adverse Effect. Section 4.15 of the OEI Disclosure Schedule describes any self-insurance arrangements affecting OEI or its Subsidiaries. The insurance policies listed in Section 4.15 of the OEI Disclosure Schedule include all policies which are required in connection with the operation of the businesses of OEI and its Subsidiaries as currently conducted by applicable laws and all agreements relating to OEI and its Subsidiaries.

         Section  4.16    Labor Matters; Employees.

                 (a) Except as set forth in Section 4.16(a) of the OEI Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of OEI, threatened against or affecting OEI or any of its Subsidiaries and, during the past five years, there has not been any such action, (ii) none of OEI or any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to a material number of employees of OEI or any of its Subsidiaries, (iii) no material number of the employees of OEI or any of its Subsidiaries are represented by any labor organization and none of OEI or any of its Subsidiaries have any knowledge of any current union organizing activities among a material number of employees of OEI or any of its Subsidiaries nor does any question concerning representation exist concerning such employees, (iv) OEI and its Subsidiaries have each at all times been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation, (v) there is no material unfair labor practice charge or complaint against any of OEI or any of its Subsidiaries pending or, to the knowledge of OEI, threatened before the National Labor Relations Board or any similar state or foreign agency, (vi) there is no material grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to OEI or any of its Subsidiaries, and (vii) neither the Occupational Safety and Health Administration, the Department of Labor, the Equal Employment Opportunity Commission nor any corresponding state agency has threatened to file any citation, and there are no pending citations, relating to OEI or any of its Subsidiaries.

                 (b) Except as set forth in Section 4.16(b) of the OEI Disclosure Schedule, since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), none of OEI or any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of OEI or any of its Subsidiaries, or
(ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of OEI or any of its Subsidiaries, nor has OEI or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law, that could reasonably be expected to have an OEI Material Adverse Effect. The Mergers are not anticipated to result in any "plant closing" or "mass layoff" which would require any action to comply with the WARN Act.

                 (c) Except as disclosed in Section 4.11 of the OEI Disclosure Schedule and for matters which would not have an OEI Material Adverse Effect, there is no suit, claim, action, proceeding or investigation regarding any labor or employment matter pending or threatened against or directly affecting OEI, any of its Subsidiaries or any of the directors or officers of OEI or any of its Subsidiaries in their capacity as such by or before any administrative agency, court, Governmental Authority or any arbitrator of any kind, that could reasonably be expected to have an OEI Material Adverse Effect, if adversely determined.

         Section 4.17 Beneficial Ownership of UMC Common Stock. As of the date hereof, neither OEI nor its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any of the outstanding UMC Common Stock or any of UMC's outstanding debt securities.

         Section 4.18 Permits. Immediately prior to the Effective Time and except for approvals that are ministerial in nature and are customarily obtained from Governmental Authorities after the Effective Time in connection with transactions of the same nature as are contemplated hereby ("Customary Post-Closing Consents"), OEI or its Subsidiaries will hold all of the permits, licenses, certificates, consents, approvals, entitlements, plans, surveys, relocation plans, environmental impact reports and other authorizations of Governmental Authorities ("Permits") required or necessary to construct, run, own, operate, use and maintain its properties and conduct its operations as presently conducted, except for such Permits, the lack of which, individually or in the aggregate, would not have an OEI Material Adverse Effect; provided, however, that notwithstanding the foregoing, no representation or warranty in this Section 4.18 is made with respect to Permits issued pursuant to Environmental Laws, which are covered exclusively by the provisions set forth in Section 4.13. OEI is in compliance with the terms of its Permits, except where the failure to comply would not have an OEI Material Adverse Effect.

         Section  4.19    Material Contracts.

                 (a)      Set forth in Section 4.19(a) of the OEI Disclosure
Schedule is a list of each contract, lease, indenture, agreement, arrangement or understanding to which OEI or any of its Subsidiaries is subject that is of
a type that would be required to be included as an exhibit to a   Form S-1
Registration Statement pursuant to the rules and regulations of the SEC if such a registration statement was filed by OEI (collectively, the "OEI Material Contracts").

                 (b) Except as set forth in Section 4.19(a) or 4.19(b) of the OEI Disclosure Schedule, the Oil and Gas Interests (as defined herein) of OEI and its Subsidiaries are not subject to (i) any instrument or agreement evidencing or related to indebtedness for borrowed money, whether directly or indirectly, or (ii) any agreement not entered into in the ordinary course of business in which the amount involved is in excess of $500,000. With respect to the Oil and Gas Interests of OEI and its Subsidiaries, (i) all OEI Material Contracts are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms; (ii) no party to any OEI Material Contract is in material breach or default with respect to its obligations thereunder, including with respect to payments or otherwise; (iii) no party to any OEI Material Contract has given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof; and (iv) no OEI Material Contract contains any provision that prevents OEI or any of its Subsidiaries from owning, managing and operating the Oil and Gas Interests of OEI and its Subsidiaries in accordance with historical practices. For purposes of this Agreement "Oil and Gas Interests" means direct and indirect interests in and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other nonworking interests and nonoperating interests; all interests in rights with respect to oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons (collectively, "Hydrocarbons") and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

                 (c) As of the date of this Agreement, except as set forth in Section 4.19(c) of the OEI Disclosure Schedule, with respect to authorizations for expenditures executed on or after January 1, 1997, (i) there are no material outstanding calls for payments that are due or that OEI or its Subsidiaries are committed to make that have not been made; (ii) there are no material operations with respect to which OEI or its Subsidiaries have become a non- consenting party; and (iii) there are no commitments for the material expenditure of funds for drilling or other capital projects other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

                 (d) Except as set forth in Section 4.19(d) of the OEI Disclosure Schedule, (i) there are no express contractual obligations to engage in continuous development operations in order to maintain any producing material Oil and Gas Interest of OEI or any of its Subsidiaries in force and effect; (ii) there are no provisions applicable to the material Oil and Gas Interests of OEI or any of its Subsidiaries which increase the royalty percentage of the lessor thereunder; and (iii) none of the material Oil and Gas Interests of OEI or any of its Subsidiaries are limited by terms fixed by a certain number of years (other than primary terms under oil and gas leases).

         Section 4.20 Required Stockholder Vote or Consent. The affirmative vote of the holders of no greater than a majority of the outstanding shares of OEI Common Stock is required to (a) adopt this Agreement and approve the Newco Merger and the UMC Merger, (b) approve the benefit plans to be adopted by OEI and/or the amendments to existing benefit plans of OEI to be adopted in accordance with Section 6.17 (to the extent OEI and UMC determine such stockholder approval is required and advisable) and (c) approve the other matters contemplated hereby (the "OEI Stockholders' Approval"). No other vote of the holders of any class or series of OEI's capital stock is required by law, the certificate of incorporation or bylaws of OEI or otherwise to adopt this Agreement and approve the Mergers and the other matters contemplated hereby.

         Section 4.21 Joint Proxy Statement/Prospectus; Registration Statement. None of the information supplied or to be supplied by OEI for inclusion or incorporation by reference in (a) the Joint Proxy Statement/Prospectus relating to the OEI Stockholders Meeting and the UMC Stockholders Meeting (in each case, as defined herein) (also constituting the prospectus in respect of OEI Common Stock into which shares of Old OEI Common Stock and UMC Common Stock will be converted) (the "Joint Proxy Statement/Prospectus"), to be filed by OEI and UMC with the

SEC, and any amendments or supplements thereto, or (b) the Registration Statement on Form S-4 (the "Registration Statement") to be filed by OEI with the SEC in connection with the Mergers and the issuance of OEI Common Stock in connection therewith, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Joint Proxy Statement/Prospectus, at the time the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of OEI and UMC, at the time such stockholders vote on approval and adoption of this Agreement and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain, in the case of the Joint Proxy Statement/Prospectus, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and, in the case of the Registration Statement, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to OEI, its officers and directors or any of its Subsidiaries shall occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of OEI and UMC. The Registration Statement will comply (with respect to OEI) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement/Prospectus will comply (with respect to OEI) as to form in all material respects with the provisions of the Exchange Act.

         Section 4.22 Intellectual Property. OEI and its Subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property") currently used in the conduct of the business of OEI and its Subsidiaries, except where the failure to so own or otherwise have the right to use such Intellectual Property would not, individually or in the aggregate, have an OEI Material Adverse Effect. No person has notified either OEI or any of its Subsidiaries that their use of the Intellectual Property infringes on the rights of any person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of OEI and its Subsidiaries that could have an OEI Material Adverse Effect, and, to OEI's knowledge, no person is infringing on any right of OEI or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to OEI's knowledge, threatened that OEI or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property.

         Section 4.23 Hedging. Section 4.23 of the OEI Disclosure Schedule sets forth for the periods shown obligations of OEI and each of its Subsidiaries for the delivery of Hydrocarbons attributable to any of the properties of OEI or any of its Subsidiaries in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor. Except as set forth in Section 4.23 of the OEI Disclosure Schedule, as of the date of this Agreement, neither OEI nor any of its Subsidiaries is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.

         Section 4.24 Brokers. No broker, finder or investment banker (other than Lehman Brothers Inc., the fees and expenses of which will be paid by OEI) is entitled to any brokerage, finder's fee or other fee or commission payable by OEI or any of its Subsidiaries in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of OEI or any of its Subsidiaries. True and correct copies of all agreements and engagement letters currently in effect with Lehman Brothers Inc. (the "OEI Engagement Letters") have been provided to UMC.

         Section 4.25 Tax-Free Reorganization and Pooling. Neither OEI nor, to the knowledge of OEI, any of its affiliates has taken or agreed to take any action or failed to take any action which action or failure (without giving effect to any actions or failures to act by UMC or any of its affiliates) would prevent the Mergers and the other transactions contemplated herein from being treated for financial accounting purposes as a Pooling Transaction or would prevent the Mergers from constituting reorganizations within the meaning of section 368(a)(1)(A) of the Code.

         Section 4.26 Section 203 of the DGCL Not Applicable. The Board of Directors of OEI has approved the Newco Merger, the UMC Merger, this Agreement, the OEI Option, the OEI Proxies and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Mergers and the other transactions contemplated hereby the restrictions contained in
Section 203 of the DGCL.

         Section 4.27 Opinion of Financial Advisor. The Board of Directors of OEI has received an opinion from Lehman Brothers Inc., dated the date of this Agreement, to the effect that, as of such date and subject to the assumptions and other matters set forth therein, the Newco Exchange Ratio, in relation to the UMC Exchange Ratio, is fair, from a financial point of view, to the holders of Old OEI Common Stock.

         Section 4.28 OEI Rights Plan. Under the terms of the OEI Rights Plan, the transactions contemplated by this Agreement will not cause any person to become an Acquiring Person or cause a Distribution Date or Stock Acquisition Date (as each such term is defined in the OEI Rights Plan) to occur or cause the rights to be issued pursuant to the OEI Rights Plan to become exercisable.


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF UMC

         Except as set forth on the Disclosure Schedule (the "UMC Disclosure Schedule," together with the OEI Disclosure Schedule, the "Disclosure Schedule"), included in the letter and delivered by UMC to OEI prior to the execution of this Agreement UMC represents and warrants to OEI as follows:

         Section 5.1      Organization and Qualification.

                 (a) UMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. UMC is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth in Section 5.1(a) of the UMC Disclosure Schedule, which includes each jurisdiction in which the character of UMC's properties owned or leased by it or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not, individually or in the aggregate, result in a UMC Material Adverse Effect (as defined in Section 5.1(c)). UMC has all requisite corporate power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. UMC has made available to OEI a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date, and UMC's certificate of incorporation and bylaws as so delivered are in full force and effect. UMC is not in default in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws.

                 (b) Section 5.1(b) of the UMC Disclosure Schedule lists the name and jurisdiction of organization of each Subsidiary of UMC and the jurisdictions in which each such Subsidiary is qualified or holds licenses to do business as a foreign corporation or other organization as of the date hereof. Each of UMC's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business as a foreign entity and is in good standing in the jurisdictions set forth in Section 5.1(b) of the UMC Disclosure Schedule, which includes each jurisdiction in which the character of such Subsidiary's properties owned or leased by it or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not, individually or in the aggregate, result in a UMC Material Adverse Effect. Each of UMC's Subsidiaries has all requisite corporate (or other organizational) power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. UMC has made available to OEI a complete and correct copy of the certificate of incorporation and bylaws (or similar organizational documents) of each of UMC's Subsidiaries, each as amended to date, and the certificate of incorporation and bylaws (or similar organizational documents) as so delivered are in full force and effect. No Subsidiary of UMC is in default in any material respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws (or similar organizational documents). Other than UMC's Subsidiaries, UMC does not beneficially own or control, directly or indirectly, any class of equity or similar securities of any corporation or other organization, whether incorporated or unincorporated.

                 (c) For purposes of this Agreement, a "UMC Material Adverse Effect" shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having a material adverse effect on the condition (financial or otherwise), business, assets, properties or results of operations of UMC and its Subsidiaries, taken as a whole.

         Section 5.2      Capitalization.

                 (a) As of the date hereof, the authorized capital stock of UMC consists of (i) 45,000,000 shares of common stock, of which par value $0.01 per share ("UMC Common Stock"), of which 35,792,891 shares are issued and outstanding as of the date of this Agreement, none are held as treasury shares, a sufficient number are reserved for issuance upon conversion of shares of Series B Nonvoting Common Stock, par value $.01 per share (the "UMC Series B Common"), in accordance with the terms of UMC's certificate of incorporation, as amended, 583,749 are reserved for issuance upon exercise of options under UMC's 1987 Nonqualified Stock Option Plan, 3,124,263 are reserved for issuance upon exercise of options under UMC's 1994 Nonqualified Stock Option Plan, and 247,000 are reserved for issuance upon exercise of options under UMC's 1994 Outside Directors' Nonqualified Stock Option Plan (collectively, the "UMC Option Plans"); (ii) 1,000,000 shares of UMC Series B Common, of which, as of the date of this Agreement, none are issued and outstanding and none are held as treasury shares; (iii) 450,000 shares of Series A Junior Preferred Stock, par value $.01 per share, of which, as of the date of this Agreement, none are issued and outstanding, none are held as treasury shares and all of which are reserved for issuance upon exercise of rights under the Rights Agreement, dated February 13, 1996, between UMC and ChaseMellon Shareholder Services, L.L.C. (the "UMC Rights Plan"); and (iv) 32,000,000 shares of Preferred Stock, par value $.01 per share, which have not yet been issued or designated as to a series by the Board of Directors of UMC. All of the aforesaid outstanding shares of capital stock have been validly issued, are fully paid and nonassessable, and are free of preemptive rights. Except as described above, as of the date hereof, there are no shares of capital stock or other equity securities of UMC outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of UMC, or contracts, commitments, understandings, or arrangements by which UMC is or may become bound to issue additional shares of its capital stock (other than the previously reserved shares described above) or options, warrants or rights to purchase or acquire any shares of its capital stock.

                 (b) Except as set forth in Section 5.2(b) of the UMC Disclosure Schedule, UMC is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock or other equity securities, as the case may be, of each Subsidiary of UMC, there are no irrevocable proxies with respect to any such shares, and no equity securities of any Subsidiary of UMC are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Subsidiary of UMC, and there are no contracts, commitments, understandings or arrangements by which UMC or any Subsidiary of UMC is or may be bound to either sell any outstanding securities of any Subsidiary or issue additional shares of capital stock of any Subsidiary of UMC or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth in Section 5.2(b) of the UMC Disclosure Schedule, all of such shares so owned by UMC are validly issued, fully paid and nonassessable and are owned by it free and clear of all Liens. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which UMC is a party or by which it is bound relating to the voting of any shares of the capital stock of UMC that will limit in any way the solicitation of





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
proxies by or on behalf of UMC from, or the casting of votes by, the stockholders of UMC with respect to the Merger. There are no restrictions on UMC to vote the stock of any of its Subsidiaries.

         Section 5.3 Authority. The Board of Directors of UMC has approved the UMC Merger and this Agreement, and declared the UMC Merger and this Agreement to be in the best interests of the stockholders of UMC. The Board of Directors of UMC has taken all necessary corporate action to approve the transactions contemplated by the Agreement to Vote and Proxy dated as of the date hereof between OEI and John B. Brock (the "UMC Proxy") pursuant to Section 203(a) of the DGCL. The directors of UMC have advised UMC and Newco that they intend to vote or cause to be voted all of the shares of UMC Common Stock beneficially owned by them and their affiliates in favor of approval of the UMC Merger and this Agreement. UMC has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by UMC's Board of Directors, and no other corporate proceedings on the part of UMC are necessary to authorize this Agreement or the Ancillary Agreements to which UMC is or will be a party or to consummate the transactions contemplated hereby or thereby, other than the approval of this Agreement and the UMC Merger by its stockholders as contemplated by Section 6.3(c). This Agreement has been, and the Ancillary Agreements to which UMC is or will be a party are, or upon execution and delivery will be, duly and validly executed and delivered by UMC and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitute, or upon execution and delivery will constitute, valid and binding obligations of UMC enforceable against UMC in accordance with their respective terms, except for the Enforceability Exception.

         Section 5.4 Consents and Approvals; No Violation. Except as set forth in Section 5.4 of the UMC Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien, security interest, charge or encumbrance upon any of the properties or assets of UMC or any of its Subsidiaries under, any provision of
(a) the certificate of incorporation or bylaws of UMC or any provision of the comparable charter or organization documents of any of its Subsidiaries, (b) any material loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license which UMC or any of its Subsidiaries is a party or by which UMC or any of its Subsidiaries or any of their respective properties or assets may be bound or
(c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UMC or any of its Subsidiaries or any of their respective properties or assets, other than in the case of clause (b) or (c), any such conflicts, violations, defaults, terminations, cancellations, accelerations, Liens, security interests, charges or encumbrances that, individually or in their aggregate, would not result in a UMC Material Adverse Effect, materially impair the ability of UMC to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or





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
authorization, consent or approval of any Governmental Authority is required by or with respect to UMC or any of its Subsidiaries in connection with the execution and delivery of this Agreement by UMC or the consummation by UMC of the transactions contemplated hereby, except for (a) the filing with the SEC of the Joint Proxy Statement/Prospectus, the Registration Statement and such reports in connection, or in compliance, with the provisions of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required, (b) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which UMC or any of its Subsidiaries is qualified to do business, (c) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Mergers or the transactions contemplated by this Agreement, (d) such filings as may be required in connection with applicable taxes, (e) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or "Blue Sky" laws of various states, (f) such filings and approvals as may be required under the HSR Act, and (g) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a UMC Material Adverse Effect, materially impair the ability of UMC to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         Section 5.5 UMC SEC Reports. UMC has filed with the SEC, and has heretofore made available to OEI true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto, but excluding preliminary materials), including without limitation its Annual Reports to Stockholders incorporated by reference in certain of such reports, which UMC was required to file with the SEC since December 31, 1994, and prior to or on the date of this Agreement under the Securities Act or the Exchange Act (collectively, the "UMC SEC Reports"). As of the respective dates such UMC SEC Reports were filed or, if any such UMC SEC Reports were amended, as of the date such amendment was filed, each of the UMC SEC Reports, including without limitation any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 5.6 UMC Financial Statements. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of UMC (including any related notes and schedules) included (or incorporated by reference) in the UMC SEC Reports (collectively, the "UMC Financial Statements") have been prepared from, and are in accordance with, the books and records of UMC and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial





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
statements, to normal and recurring year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of UMC and its consolidated Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of UMC and its consolidated Subsidiaries for the periods presented therein (subject to normal year-end adjustments, none of which are material, and the absence of financial footnotes in the case of any unaudited interim financial statements).

         Section 5.7 Absence of Undisclosed Liabilities. Except as disclosed in the UMC SEC Reports, as of the date hereof, there are no liabilities of UMC or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a UMC Material Adverse Effect, other than: (a) liabilities adequately provided for on the balance sheet of UMC dated as of December 31, 1996 (including the notes thereto), contained in UMC's Annual Report on Form 10-K for the year ended December 31, 1996; (b) financial liabilities and contractual obligations incurred in the ordinary course of business subsequent to December 31, 1996; and (c) liabilities under this Agreement.

         Section 5.8 Absence of Certain Changes. Except as disclosed in the UMC SEC Reports, as contemplated by this Agreement, as set forth in Section
5.8 of the UMC Disclosure Schedule or as disclosed in UMC Financial Statements, since December 31, 1996, (a) UMC and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would have a UMC Material Adverse Effect, (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of UMC or any repurchase, redemption or other acquisition by UMC or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, UMC or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of UMC or any of its Subsidiaries, (e) there has not been any change in any method of accounting or accounting practice by UMC or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP, (f) there has not been any material change in any tax method, practice or election by UMC or any of its Subsidiaries and (g) there has not been any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that is reasonably likely to have a UMC Material Adverse Effect, except for general economic changes and changes that may affect the industries of UMC and its Subsidiaries generally.

         Section 5.9 No Default Neither UMC nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (a) the certificate of incorporation or bylaws of UMC or the comparable charter or organizational documents of any of its Subsidiaries, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which UMC or any of its Subsidiaries is now a party or by which UMC or any of its Subsidiaries or any of their respective properties or assets is bound or (c) any order, writ, injunction, decree, statute, rule or regulation





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
applicable to UMC or any of its Subsidiaries, except in the case of (b) and (c) for defaults or violations which in the aggregate would not have a UMC Material Adverse Effect.

         Section 5.10 Taxes. Except as otherwise disclosed in Section 5.10 of the UMC Disclosure Schedule (and for matters that would not be a UMC Material Adverse Effect, individually or in the aggregate):

                 (a) UMC and each of its Subsidiaries have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all Tax Returns required by applicable law to be filed by, with respect to, or include any of them prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

                 (b) UMC and each of its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all Taxes for which UMC or any of its Subsidiaries could be held liable with respect to any period ending prior to or as of the Closing Date.

                 (c) No Audit by a Tax Authority is pending, to the knowledge of UMC, or threatened with respect to any Tax Returns filed by, or Taxes due from, UMC or any Subsidiary. No issue has been raised by any Tax Authority in any Audit of UMC or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against UMC or any of its Subsidiaries. There are no Liens for Taxes upon the assets of UMC or any of its Subsidiaries, except Liens for current Taxes not yet delinquent.

                 (d) Neither UMC nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or have executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

                 (e) Prior to the date hereof, UMC and its Subsidiaries have disclosed, and provided or made available to OEI true and complete copies of, all material Tax sharing, Tax indemnity, or similar agreements to which UMC or any of its Subsidiaries is a party, is bound by, or has any obligation or liability for Taxes.

                 (f) Neither UMC nor any of its Subsidiaries has filed a consent under section 341(f) of the Code concerning collapsible corporations. Neither UMC nor any of its Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under sections 162(m), 263, or 280G of the Code. Neither UMC nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code. Neither UMC nor any of its Subsidiaries (i) has been a member of an





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
Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was UMC) or (ii) has any liability for the taxes of any person (other than any of UMC and its Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

                 (g) Neither UMC nor any of its Subsidiaries has agreed to or is required to make any adjustment pursuant to section 481(a) of the Code (or any predecessor provision), and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of UMC or any of its Subsidiaries. The Internal Revenue Service has not proposed any such adjustment or change in accounting method with respect to UMC or any of its Subsidiaries.

                 (h) Neither UMC nor any of its Subsidiaries has been or is in violation (or with notice or lapse of time or both, would be in violation) of any applicable law relating to the payment or withholding of Taxes. UMC and its Subsidiaries have duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                 (i) The unpaid Taxes of UMC and its Subsidiaries (i) did not, as of the most recent fiscal month end included in UMC Financial Statements, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet included in UMC Financial Statements (rather than in any notes thereto) and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Effective Time in accordance with the past custom and practice of UMC and its Subsidiaries in filing their Tax Returns.

         Section 5.11 Litigation. Except as disclosed in the UMC SEC Reports or Section 5.11 of the UMC Disclosure Schedule, as of the date of this Agreement, there is no suit, claim, action, proceeding, arbitration, or investigation pending or, to the knowledge of UMC, threatened against or directly affecting UMC, any of its Subsidiaries or any of the directors or officers of UMC or any of its Subsidiaries in their capacity as such by or before any court, Governmental Authority or any arbitrator of any kind ("UMC Litigation"), and neither UMC nor its Subsidiaries is aware of any facts that are likely to give rise to any UMC Litigation, that (in any case) could reasonably be expected to have a UMC Material Adverse Effect or could reasonably be expected to materially adversely affect UMC's ability to consummate the transactions contemplated by this Agreement, if adversely determined. Neither UMC nor any of its Subsidiaries, nor any officer, director or employee of UMC or any of its Subsidiaries, has been permanently or temporarily enjoined by any order, judgment, injunction or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of UMC or such Subsidiary nor, to the knowledge of UMC, is UMC, any Subsidiary or any officer, director or employee of UMC or its Subsidiaries under investigation by any Governmental Authority. Except as disclosed in the UMC SEC Reports or
Section 5.11 of the UMC Disclosure Schedule, there is not in existence any order, judgment, injunction or decree of any court or other tribunal against UMC or any of its Subsidiaries that is reasonably likely to have a





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
UMC Material Adverse Effect or is reasonably expected to materially adversely affect UMC's ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby. Notwithstanding the foregoing, no representation or warranty in this Section 5.11 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in Section 5.13.

         Section 5.12     Employee Benefit Plans; ERISA.

                 (a) Section 5.12(a) of the UMC Disclosure Schedule contains a true and complete list of the written and oral plans, policies and arrangements of any type (including but not limited to plans described in section 3(3) of ERISA), currently sponsored, maintained or contributed to by UMC or any trade or business, whether or not incorporated, which together with UMC would be deemed a "single employer" within the meaning of section 414(b),
(c) or (m) of the Code or section 4001(b)(1) of ERISA (a "UMC ERISA Affiliate"), which provide compensation, insurance or other coverage, or any other benefits to the employees, independent contractors or non-employee directors of UMC or any Subsidiary of UMC ("UMC Benefit Plans").

                 (b) With respect to each UMC Benefit Plan: (i) if intended to qualify under section 401(a) or 401(k) of the Code, such plan satisfies the requirements of such sections, has received a favorable determination letter from the Internal Revenue Service with respect to its qualification, and its related trust has been determined to be exempt from tax under section 501(a) of the Code and, to the knowledge of UMC, nothing has occurred since the date of such letter to adversely affect such qualification or exemption; (ii) each such plan has been administered in substantial compliance with its terms and applicable law; (iii) neither UMC nor any UMC ERISA Affiliate has engaged in, and UMC and each UMC ERISA Affiliate do not have any knowledge of any person that has engaged in, any transaction or acted or failed to act in any manner that would subject UMC or any UMC ERISA Affiliate to any liability for a breach of fiduciary duty under ERISA that could reasonably be expected to result in a UMC Material Adverse Effect; (iv) no disputes are pending, or, to the knowledge of UMC or any UMC ERISA Affiliate, threatened; (v) neither UMC nor any UMC ERISA Affiliate has engaged in, and UMC and each UMC ERISA Affiliate do not have any knowledge of any person that has engaged in, any transaction in violation of section 406(a) or
(b) of ERISA for which no exemption exists under section 4975(c)(1) of the Code or section 4975(d) of the Code that could reasonably be expected to result in a UMC Material Adverse Effect; (vi) there have been no "reportable events" within the meaning of section 4043 of ERISA for which the 30 day notice requirement of ERISA has not been waived by the PBGC; (vii) all contributions due have been made on a timely basis (within, where applicable, the time limit established under section 302 of ERISA or section 412 of the Code); (viii) no notice of intent to terminate such plan has been given under section 4041 of ERISA and no proceeding has been instituted under section 4042 of ERISA to terminate such plan; and (ix) except for defined benefit plans, such plan may be terminated on a prospective basis without any continuing liability for benefits other than benefits accrued to the date of such termination. All contributions made or required to be made under any UMC Benefit Plan meet the requirements for deductibility under the Code, and all contributions which are required and which have not been made have been properly recorded on the books of UMC or a UMC ERISA Affiliate.





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                 (c)      No UMC Benefit Plan is a "multiemployer plan" (as
defined in section 4001(a)(3) of ERISA) or a "multiple employer plan" (within the meaning of section 413(c) of the Code), and except as provided in Section 5.12(c) of the UMC Disclosure Schedule, no UMC Benefit Plan is or was subject to section 302 of ERISA or section 412 of the Code. No event has occurred with respect to UMC or a UMC ERISA Affiliate in connection with which UMC could be subject to any liability, Lien or encumbrance with respect to any UMC Benefit Plan or any employee benefit plan described in section 3(3) of ERISA maintained, sponsored or contributed to by a UMC ERISA Affiliate under ERISA or the Code. Except as provided in Part 6 of Title I of ERISA, no welfare plan (as defined in section 3(1) of ERISA) provides any benefits to any retiree or former employee or service provider of UMC.

                 (d) Except as set forth in Section 5.12(d) of the UMC Disclosure Schedule, no employees of UMC or any of its Subsidiaries are covered by any severance plan or similar arrangement.

         Section 5.13     Environmental Matters. Except as set forth in (i)
Section 5.13 of the UMC Disclosure Schedule or (ii) the UMC SEC Reports:

                 (a) The businesses of UMC and its Subsidiaries have been and are operated in compliance with all Environmental Laws.

                 (b) Neither UMC nor any of its Subsidiaries has caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances at any of its properties or facilities, except in material compliance with all Environmental Laws or except as would not result in a UMC Material Adverse Effect, and, to UMC's knowledge, no generation, manufacture, processing, distribution, use, treatment, handling, storage, discharge, release, disposal, transport or handling of any Hazardous Substances has occurred at any property or facility owned, leased or operated by UMC or any of its Subsidiaries except in material compliance with all Environmental Laws.

                 (c) Neither UMC nor any of its Subsidiaries has received any written notice from any Governmental Authority or other third party or, to the knowledge of UMC, any other communication alleging or concerning any violation by UMC or any of its Subsidiaries of, or responsibility or liability of UMC or any of its Subsidiaries under, any Environmental Law or for personal injuries and/or property damages. There are no pending, or to the knowledge of UMC, threatened, claims, suits, actions, proceedings or investigations with respect to the businesses or operations of UMC or any of its Subsidiaries alleging or concerning any violation of or responsibility or liability under any Environmental Law or alleging personal injuries and/or property damages, nor does UMC have any knowledge of any fact or condition that could give rise to such a claim, suit, action, proceeding or investigation.

                 (d) UMC and its Subsidiaries are in possession of and in material compliance with all approvals, permits, licenses, registrations and similar type authorizations from all Governmental Authorities under all Environmental Laws with respect to the operation of the businesses of UMC and its Subsidiaries; there are no pending or, to the knowledge of UMC, threatened, actions, proceedings or investigations seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses registrations and authorizations; and UMC does not have knowledge of any fact or condition that is reasonably likely to give rise to any action, proceeding or investigation to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations. No notice to, approval of, or authorization or consent from any Governmental Authority is necessary for the transfer of or modification to any approval, permit, license, registration or authorization, and the consummation of the transactions contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, any approval, permit, license, registration or authorization.

                 (e) Without in any way limiting the generality of the foregoing, (i) none of the off-site locations where UMC or any of its Subsidiaries has transported, released, discharged, stored, disposed or arranged for the disposal of Hazardous Substances is listed on CERCLIS or the NPL or, to the knowledge of UMC, is the subject of pending or threatened claims, suits, actions, proceedings or investigations by any Governmental Authority or other third party, (ii) to UMC's knowledge, all underground storage tanks owned or operated by UMC or any of its Subsidiaries are in compliance with Environmental Laws, and there have been no releases of Hazardous Substances from such underground storage tanks, (iii) to the knowledge of UMC, there is no asbestos contained in or forming part of any equipment, building, building component, structure or office space owned or leased by UMC and (iv) no PCBs or PCB-containing items are used or stored at any property owned, leased or operated by UMC or any of its Subsidiaries.

         Section 5.14 Compliance with Applicable Laws. Except as set forth in Section 5.14 of the UMC Disclosure Schedule or as disclosed in the UMC SEC Reports, neither UMC nor any of its Subsidiaries has received notice of any revocation or modification of any Federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval, the revocation or modification of which would have a UMC Material Adverse Effect. The conduct of the business of each of UMC and its Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable hereto, except for violations or failures to comply, if any, that, individually or in the aggregate, would not have a UMC Material Adverse Effect. Notwithstanding the foregoing, no representation or warranty in this Section 5.14 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in Section 5.13.

         Section 5.15 Insurance. Section 5.15 of the UMC Disclosure Schedule lists each of the insurance policies relating to UMC or its Subsidiaries which are currently in effect. UMC has provided OEI with a true, complete and correct copy of each such policy or the binder therefor. With respect to each such insurance policy or binder, none of UMC, any of its Subsidiaries or any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and UMC does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults which, individually or in the aggregate, would not result in a UMC Material Adverse Effect. Section 5.15 of the UMC Disclosure

Schedule describes any self-insurance arrangements affecting UMC or its Subsidiaries. The insurance policies listed in Section 5.15 of the UMC Disclosure Schedule include all policies which are required in connection with the operation of the businesses of UMC and its Subsidiaries as currently conducted by applicable laws and all agreements relating to UMC and its Subsidiaries.

         Section 5.16     Labor Matters; Employees.

                 (a) Except as set forth in Section 5.16(a) of the UMC Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of UMC, threatened against or affecting UMC or any of its Subsidiaries and, during the past five years, there has not been any such action, (ii) none of UMC or any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to a material number of employees of UMC or any of its Subsidiaries, (iii) no material number of the employees of UMC or any of its Subsidiaries are represented by any labor organization and none of UMC or any of its Subsidiaries have any knowledge of any current union organizing activities among a material number of employees of UMC or any of its Subsidiaries nor does any question concerning representation exist concerning such employees, (iv) UMC and its Subsidiaries have each at all times been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation, (v) there is no material unfair labor practice charge or complaint against any of UMC or any of its Subsidiaries pending or, to the knowledge of UMC, threatened before the National Labor Relations Board or any similar state or foreign agency, (vi) there is no material grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to UMC or any of its Subsidiaries, and (vii) neither the Occupational Safety and Health Administration, the Department of Labor, the Equal Employment Opportunity Commission nor any corresponding state agency has threatened to file any citation, and there are no pending citations, relating to UMC or any of its Subsidiaries.

                 (b) Except as set forth in Section 5.16(b) of the UMC Disclosure Schedule, since the enactment of the WARN Act, none of UMC or any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of UMC or any of its Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of UMC or any of its Subsidiaries, nor has UMC or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law, in each case that could reasonably be expected to have a UMC Material Adverse Effect. The UMC Merger is not anticipated to result in any "plant closing" or "mass layoff" which would require any action to comply with the WARN Act.

                 (c) Except as disclosed in Section 5.11 of the UMC Disclosure Schedule and for matters which would not have a UMC Material Adverse Effect, there is no suit, claim, action, proceeding or investigation regarding any labor or employment matter pending or threatened against or directly affecting UMC, any of its Subsidiaries or any of the directors or officers of UMC or any of its Subsidiaries in their capacity as such by or before any administrative agency, court, Governmental Authority or any arbitrator of any kind, that could reasonably be expected to have a UMC Material Adverse Effect, if adversely determined.

         Section 5.17 Beneficial Ownership of OEI Common Stock. As of the date hereof, neither UMC nor its Subsidiaries beneficially owns any of the outstanding OEI Common Stock or any of OEI's outstanding debt securities.

         Section 5.18 Permits. Immediately prior to the Effective Time and except for Customary Post-Closing Consents, UMC or its Subsidiaries will hold all of the Permits required or necessary to construct, run, operate, use and maintain their properties and conduct their operations as presently conducted, except for such Permits, the lack of which, individually or in the aggregate, would not have a UMC Material Adverse Effect; provided, however, that notwithstanding the foregoing, no representation or warranty in this Section
5.18 is made with respect to Permits issued pursuant to Environmental Laws, which are covered exclusively by the provisions set forth in Section 5.13. UMC is in compliance with the terms of its Permits, except where the failure to comply would not have a UMC Material Adverse Effect.

         Section 5.19     Material Contracts.

                 (a)      Set forth in Section 5.19(a) of the UMC Disclosure
Schedule is a list of each contract, lease, indenture, agreement, arrangement or understanding to which UMC or any of its Subsidiaries is subject that is of a type that would be required to be included as an exhibit to a Form S-1 Registration Statement pursuant to the rules and regulations of the SEC if such a registration statement was filed by UMC (collectively, the "UMC Material Contracts").

                 (b) Except as set forth in Section 5.19(a) or 5.19(b) of the UMC Disclosure Schedule, the Oil and Gas Interests of UMC and its Subsidiaries are not subject to (i) any instrument or agreement evidencing or related to indebtedness for borrowed money, whether directly or indirectly, or
(ii) any agreement not entered into in the ordinary course of business in which the amount involved is in excess of $500,000. With respect to the Oil and Gas Interests of UMC and its Subsidiaries, (i) all UMC Material Contracts are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms;
(ii) no party to any UMC Material Contract is in material breach or default with respect to its obligations thereunder, including with respect to payments or otherwise; (iii) no party to any UMC Material Contract has given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof; and (iv) no UMC Material Contract contains any provision that prevents UMC or any of its Subsidiaries from owning, managing and operating the Oil and Gas Interests of UMC and its Subsidiaries in accordance with historical practices.

                 (c) As of the date of this Agreement, except as set forth in Section 5.19(c) of the UMC Disclosure Schedule, with respect to authorizations for expenditures executed on or after January 1, 1997, (i) there are no material outstanding calls for payments that are due or that UMC or its Subsidiaries are committed to make that have not been made; (ii) there are no material operations with respect to which UMC or its Subsidiaries have become a non-consenting party; and (iii) there are no commitments for the material expenditure of funds for drilling or other capital projects other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

                 (d) Except as set forth in Section 5.19(d) of the UMC Disclosure Schedule, (i) there are no express contractual obligations to engage in continuous development operations in order to maintain any producing material Oil and Gas Interest of UMC or any of its Subsidiaries in force and effect; (ii) there are no provisions applicable to the material Oil and Gas Interests of UMC or any of its Subsidiaries which increase the royalty percentage of the lessor thereunder; and (iii) none of the material Oil and Gas Interests of UMC or any of its Subsidiaries are limited by terms fixed by a certain number of years (other than primary terms under oil and gas leases).

         Section 5.20 Required Stockholder Vote or Consent. The affirmative vote of the holders of no greater than a majority of the outstanding shares of UMC Common Stock is required to adopt this Agreement and approve the UMC Merger and the other transactions contemplated hereby (the "UMC Stockholders' Approval"). No other vote of the holders of any class or series of UMC's capital stock is required by law, the certificate of incorporation or bylaws of UMC or otherwise to adopt this Agreement and approve the UMC Merger and the other transactions contemplated hereby.

         Section 5.21 Joint Proxy Statement/Prospectus; Registration Statement. None of the information supplied or to be supplied by UMC for inclusion or incorporation by reference in (a) the Joint Proxy Statement/Prospectus to be filed by OEI and UMC with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement to be filed by OEI with the SEC in connection with the Mergers and the issuance of OEI Common Stock in connection therewith, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Joint Proxy Statement/Prospectus, at the time the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of OEI and UMC, at the time such stockholders vote on approval and adoption of this Agreement and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain, in the case of the Joint Proxy Statement/Prospectus, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and, in the case of the Registration Statement, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to UMC, its officers and directors or any of its Subsidiaries shall occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of OEI and UMC. The Registration Statement will comply (with respect to UMC) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement/Prospectus will comply (with respect to UMC) as to form in all material respects with the provisions of the Exchange Act.

         Section 5.22 Intellectual Property. UMC and its Subsidiaries own, or are licensed or otherwise have the right to use all Intellectual Property currently used in the conduct of the business of UMC and its Subsidiaries, except where the failure to so own or otherwise have the right to use such Intellectual Property would not, individually or in the aggregate, have a UMC Material Adverse Effect. No person has notified either UMC or any of its Subsidiaries that their use of the Intellectual Property infringes on the rights of any person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of UMC and its Subsidiaries that could have a UMC Material Adverse Effect, and, to UMC's knowledge, no person is infringing on any right of UMC or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to UMC's knowledge, threatened that UMC or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property.

         Section 5.23 Hedging. Section 5.23 of the UMC Disclosure Schedule sets forth for the periods shown obligations of UMC and each of its Subsidiaries for the delivery of Hydrocarbons attributable to any of the properties of UMC or any of its Subsidiaries in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor. Except as set forth in Section 5.23 of the UMC Disclosure Schedule, as of the date of this Agreement, neither UMC nor any of its Subsidiaries is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.

         Section 5.24 Brokers. No broker, finder or investment banker (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, the fees and expenses of which will be paid by UMC) is entitled to any brokerage, finder's fee or other fee or commission payable by UMC or any of its Subsidiaries in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of UMC or any of its Subsidiaries. True and correct copies of all agreements and engagement letters currently in effect with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "UMC Engagement Letters") have been provided to OEI.

         Section 5.25 Tax-Free Reorganization and Pooling. Neither UMC nor, to the knowledge of UMC, any of its affiliates has taken or agreed to take any action or failed to take any action which action or failure (without giving effect to any actions or failures to act by OEI or any of its affiliates) would prevent the Mergers and the other transactions contemplated herein from being treated for financial accounting purposes as a Pooling Transaction or would prevent the Mergers from constituting reorganizations within the meaning of section 368(a)(1)(A) of the Code.

         Section 5.26 Section 203 of the DGCL Not Applicable. The Board of Directors of UMC has approved the UMC Merger, this Agreement, the UMC Option, the UMC Proxy and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the UMC Merger and the other transactions contemplated hereby the restrictions contained in Section 203 of the DGCL.

         Section 5.27 Opinion of Financial Advisor. The Board of Directors of UMC has received an opinion from Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated the date of this Agreement, to the effect that, as of such date, and subject to the assumptions and other matters set forth therein, the UMC Exchange Ratio is fair, from a financial point of view, to the holders of UMC Common Stock.

         Section 5.28 UMC Rights Plan. Under the terms of the UMC Rights Plan, the transactions contemplated by this Agreement will not cause any person to become an Acquiring Person or cause a Distribution Date or Stock Acquisition Date (as each such term is defined in the UMC Rights Plan) to occur or cause the rights issued pursuant to the UMC Rights Plan to become exercisable.

                                   ARTICLE VI

                            COVENANTS AND AGREEMENTS

         It is further agreed as follows:

         Section 6.1 Conduct of Business by OEI and UMC. From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1 (the "Termination Date"), and except as may be agreed in writing by the other parties hereto or as may be permitted pursuant to this Agreement:

         (a) Except as set forth in Section 6.1 of the OEI Disclosure Schedule, OEI:

         (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted, and shall use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its current officers and employees and endeavor to preserve relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time;

         (ii) shall not, and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than any such acquisition or acquisitions having a purchase price not exceeding $50,000,000 in the aggregate;

         (iii) shall not, other than: (A) as may be necessary or required by law to consummate the transactions contemplated hereby or (B) sales, leases, encumbrances or other dispositions in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to OEI and its Subsidiaries taken as a whole, and it shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its material assets;

         (iv)    shall not, and shall not permit any of its Subsidiaries to,
(A) incur any indebtedness for borrowed money (except (w) intercompany debt, (x) indebtedness incurred to finance any transactions or capital or other expenditures permitted by this Agreement and regular borrowings under credit facilities made in the ordinary course of OEI's cash management practices, (y) refinancings of existing debt and (z) immaterial borrowings that, in each such case, permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of OEI or any of its Subsidiaries or guarantee any debt securities of others, (B) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, Liens, security interests or other encumbrances on the property of OEI or any of its Subsidiaries in connection with any indebtedness thereof, (C) make or commit to make aggregate capital expenditures in excess of an amount equal to the aggregate capital expenditures budgeted by OEI for the fiscal years ending December 31, 1997 as set forth in the capital expenditure budgets delivered to UMC, less any budgeted capital expenditures expended prior to the date of this Agreement, or (D) make or commit to make aggregate capital expenditures in excess of an amount equal to the sum of (y) the aggregate capital expenditures budgeted by OEI for the fiscal year ending December 31, 1998, as set forth in the capital expenditure budgets delivered to UMC, plus (z) capital expenditures (not otherwise included in budgeted capital expenditures) that may be incurred in connection with acquisitions permitted by this Agreement;

         (v) shall not, and shall not (except in the ordinary course of business consistent with past practice) permit any of its Subsidiaries that is not wholly owned to: (A) declare, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of OEI's capital stock, or (C) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing employee benefit plan;

         (vi) shall not, and shall not permit any of its Subsidiaries to, except (A) in the ordinary course of business consistent with past practice or
(B) as otherwise provided in this Agreement, enter into or amend any employment, severance or similar agreements or arrangements with any of their respective directors or executive officers, enter into, adopt or amend any bonus, deferred compensation, stock purchase, stock option, pension, retirement or other employee benefit plan, program, agreement or arrangement ("Plan") or grant any increases in the compensation of any of its directors, officers or employees, except increases to employees who are not directors or officers made in the ordinary course of business and in accordance with past practice; provided, however, that nothing in this Section 6.1(a)(vi) shall prevent OEI or its Subsidiaries from paying or reimbursing, to the extent necessary, any of its respective directors, officers or employees relocation expenses:

         (vii) shall not, and shall not permit any of its Significant Subsidiaries to, except as otherwise permitted or contemplated by this Agreement, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

         (viii) shall not, nor shall it permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective Affiliates (as such term is defined in Rule 405 under the Securities Act, an "Affiliate"), other than with its wholly owned Subsidiaries, on terms less favorable to it or its Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

         (ix) shall not propose or adopt any amendments to its certificate of incorporation or by-laws;

         (x) shall not, and shall not permit any of its Significant Subsidiaries to, issue, deliver or sell or authorize or propose to issue, deliver or sell, any shares of their capital stock of any class or other voting securities or any securities convertible into such shares (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except as specifically set forth in Section 4.2 and except pursuant to the OEI Rights Plan;

         (xi) shall not, and shall not permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, prevent accounting for the Mergers in accordance with the pooling of interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board ("APB No. 16");

         (xii) shall not, and shall not permit any of its Subsidiaries to (A) make or rescind any material express or deemed election relating to Taxes unless it is reasonably expected that such action will not have an OEI Material Adverse Effect, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (B) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not have an OEI Material Adverse Effect, or (C) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are reasonably expected not to have an OEI Material Adverse Effect; and

         (xiii) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (A) make any representation or warranty in Article IV hereof untrue or incorrect or (B) result in any of the conditions to the Mergers set forth in Article VII not being satisfied.

         (b) Except as set forth in Section 6.1 of the UMC Disclosure Schedule, UMC:

         (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted, and shall use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its current officers and employees and endeavor to preserve relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time;

         (ii) shall not, and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than any such acquisition or acquisitions having a purchase price not exceeding $50,000,000 in the aggregate;

         (iii) shall not, other than: (A) as may be necessary or required by law to consummate the transactions contemplated hereby or (B) sales, leases, encumbrances or other dispositions in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to UMC and its Subsidiaries taken as a whole, and it shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its material assets;

         (iv)    shall not, and shall not permit any of its Subsidiaries to,
(A) incur any indebtedness for borrowed money (except (t) intercompany debt, (u) indebtedness incurred by Lion GPL, S.A. in connection with the Lion Liquid Propane Gas Extraction Plant, (v) indebtedness incurred to finance any transactions or capital or other expenditures permitted by this Agreement and regular borrowings under credit facilities made in the ordinary course of UMC's cash management practices, (w) refinancings of existing debt, (x) immaterial borrowings that, in each such case, permit prepayment of such debt without penalty (other than LIBOR breakage costs), (y) for indebtedness incurred by UMC Equatorial Guinea Corporation in connection with Block B and any guarantees thereof and (z) for indebtedness incurred by Havre Pipeline Company L.L.C.) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of UMC or any of its Subsidiaries or guarantee any debt securities of others, (B) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, Liens, security interests or other encumbrances on the property of UMC or any of its Subsidiaries in connection with any indebtedness thereof, (C) make or commit to make aggregate capital expenditures in excess of an amount equal to the aggregate capital expenditures budgeted by UMC for the fiscal years ending December 31, 1997 as set forth in the capital expenditure budgets delivered to OEI, less any budgeted capital expenditures expended prior to the date of this Agreement, or (D) make or commit to make aggregate capital expenditures in excess of an amount equal to the sum of (y) the aggregate capital expenditures budgeted by UMC for the fiscal year ending December 31, 1998, as set forth in the capital expenditure budgets delivered to

OEI, plus (z) capital expenditures (not otherwise included in budgeted capital expenditures) that may be incurred in connection with acquisitions permitted by this Agreement;

         (v) shall not, and shall not (except in the ordinary course of business consistent with past practice) permit any of its Subsidiaries that is not wholly owned to: (A) declare, authorize or pay any dividends on or make any distribution with respect to their outstanding shares of capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of UMC's capital stock; or (C) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing employee benefit plan;

         (vi) shall not, and shall not permit any of its Subsidiaries to, except (A) in the ordinary course of business consistent with past practice or
(B) as otherwise provided in this Agreement, enter into or amend any Plan or grant any increases in the compensation of any of its directors, officers or employees, except increases to employees who are not directors or officers made in the ordinary course of business and in accordance with past practice; provided, however, the foregoing shall not prohibit the payment of bonuses under the UMC Incentive Compensation Plan; provided, further, that nothing in this Section 6.1(b)(vi) shall prevent UMC or its Subsidiaries from paying or reimbursing, to the extent necessary, any of its respective directors, officers or employees relocation expenses;

          (vii) shall not, and shall not permit any of its Significant Subsidiaries to, except as otherwise permitted or contemplated by this Agreement, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

         (viii) shall not, nor shall it permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective Affiliates, other than with its wholly owned Subsidiaries, on terms less favorable to it or its Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

         (ix) shall not propose or adopt any amendments to its certificate of incorporation or by-laws;

         (x) shall not, and shall not permit any of its Significant Subsidiaries to, issue, deliver or sell or authorize or propose to issue, deliver or sell, any shares of their capital stock of any class or other voting securities or any securities convertible into such shares (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except as specifically set forth in Section 5.2 and except pursuant to the UMC Rights Plan;

         (xi) shall not, and shall not permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely, to, prevent accounting for the Mergers in accordance with the pooling of interests method of accounting under the requirements of APB No. 16;

          (xii) shall not, and shall not permit any of its Subsidiaries to (A) make or rescind any material express or deemed election relating to Taxes unless it is reasonably expected that such action will not have a UMC Material Adverse Effect, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (B) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not have a UMC Material Adverse Effect, or (C) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are reasonably expected not to have a UMC Material Adverse Effect;

         (xiii) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (A) make any representation or warranty in Article V hereof untrue or incorrect or (B) result in any of the conditions to the Mergers set forth in Article VII not being satisfied; and

         (xiv) shall not, under any of the UMC Option Plans, provide notice of the UMC Merger to the optionees thereunder more than 15 days prior to the UMC Effective Time.

Notwithstanding any other provision of this Agreement and the Ancillary Agreements, including, but not limited to, Sections 6.1(b)(iii), (v) and (viii) of this Agreement, nothing in this Agreement or in the Ancillary Agreements shall:

(1) to the extent that such restriction would constitute a breach of Section
10.19 of UMC's Indenture governing its 10.375% Senior Subordinated Notes due 2005, restrict the right or ability of UMC's Subsidiaries to (a) pay dividends or make other distributions to UMC and its Subsidiaries, (b) pay any indebtedness owed to UMC or any of its Subsidiaries, (c) make an investment in UMC or any of its Subsidiaries, or (d) transfer any property to UMC or any of its Subsidiaries; or

(2) to the extent that such prohibition, restriction or requirement would constitute a breach of Section 9.14 or Section 9.18 of the Global Credit Agreement among UMC, UMC Petroleum Corporation and the agents and lenders parties thereto, (a) in any way prohibit or restrict the granting, conveying, creation or imposition of any Lien on any property of UMC or any of its Subsidiaries, or require the consent of or notice to any other person or entity in connection therewith, or (b) restrict payments from the Subsidiaries of UMC Petroleum Corporation to UMC Petroleum Corporation or Subsidiaries of UMC to UMC.

         Section 6.2 Investigation. Upon reasonable notice, each of OEI and UMC shall afford to one another and to one another's officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours, throughout the period prior to the earlier of the Effective Time or the date of termination of this Agreement, to its and





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
its Subsidiaries' properties, contracts, commitments, books, and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and shall use their reasonable best efforts to cause their respective representatives to furnish promptly to one another such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request. The parties hereby agree that each of them will treat any such information in accordance with the Confidentiality Agreement, dated as of April 16, 1997, between OEI and UMC (the "Confidentiality Agreement"). Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable laws or regulations, including any such laws or regulations.

         Section 6.3 Cooperation. (a) OEI and UMC shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

         (i) prepare and file with the SEC as soon as is reasonably practicable the Joint Proxy Statement/Prospectus and use their reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC under the Exchange Act and the Registration Statement declared effective by the SEC under the Securities Act as promptly as possible after such filing;

         (ii) cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and

         (iii) cooperate with one another in obtaining opinions of Andrews & Kurth L.L.P., counsel to OEI, and Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to UMC, dated as of the Effective Time, to the effect that the Newco Merger and the UMC Merger, respectively, will constitute transactions described in Section 368(a) of the Code. In connection therewith, each of OEI and UMC shall deliver to Andrews & Kurth L.L.P. and Akin, Gump, Strauss, Hauer & Feld, L.L.P. customary representation letters in form and substance reasonably satisfactory to such counsel and OEI and UMC shall use their reasonable best efforts to obtain any representation letters drafted by their counsel from their respective appropriate stockholders and shall deliver any such letters obtained to Andrews & Kurth L.L.P. and Akin, Gump, Strauss, Hauer & Feld, L.L.P. (the representation letters referred to in this sentence are collectively, the "Tax Certificates").

         (b) Subject to the limitations contained in Section 6.2, OEI and UMC shall each furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions and each represents and warrants to the other that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in light of the circumstances under which it is so furnished, not misleading.

         (c)(i) OEI shall cause the Joint Proxy Statement/Prospectus to be mailed to OEI's stockholders, and UMC shall cause the Joint Proxy
Statement/Prospectus to be mailed to UMC's





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
stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

         (ii) OEI shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "OEI Stockholders Meeting") for the purpose of obtaining the OEI Stockholders' Approval and shall, through its Board of Directors, recommend to its stockholders the adoption of this Agreement and the approval of (A) the Newco Merger and the UMC Merger, (B) the benefit plans to be adopted by OEI and/or the amendments to existing benefit plans of OEI to be adopted in accordance with Section 6.17 (to the extent OEI and UMC determine such stockholder approval is required or advisable) and (C) the other matters contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 6.9(b), OEI agrees that its obligations pursuant to the first sentence of this Section 6.3(c)(ii) shall not be affected by the commencement, public proposal, public disclosure or communication to OEI of any OEI Takeover Proposal (as defined in Section 6.9(a)). The OEI Stockholders Meeting shall also be OEI's annual meeting of stockholders for 1998, and OEI shall elect directors at such meeting.

         (iii) UMC shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "UMC Stockholders Meeting") for the purpose of obtaining the UMC Stockholders' Approval and shall, through its Board of Directors, recommend to its stockholders the adoption of this Agreement, the UMC Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
Section 6.10(b), UMC agrees that its obligations pursuant to the first sentence of this Section 6.3(c)(iii) shall not be affected by the commencement, public proposal, public disclosure or communication to UMC of any UMC Takeover Proposal (as defined in Section 6.10(a)).

         (iv) Each of UMC and OEI will use their best efforts to hold the OEI Stockholders Meeting and the UMC Stockholders Meeting on the same date and as soon as practicable after the date hereof.

         (v) Each of UMC and OEI shall cause Newco to adopt this Agreement, approve the Newco Merger and take all additional actions as may be necessary to cause Newco to effect the transactions contemplated hereby.

         (vi) OEI shall (A) promptly prepare to file with the SEC the Registration Statement on Form S-4 under the Securities Act with respect to the OEI Common Stock issuable in the Mergers; (B) as soon as is reasonably practicable, take all such action as may be required under state blue sky or securities laws in connection with the issuance of shares of OEI Common Stock in the UMC Merger and as contemplated by this Agreement; and (C) promptly prepare and file with the NYSE and such other stock exchanges as shall be agreed upon listing applications covering the shares of OEI Common Stock issuable in the UMC Merger or upon exercise of OEI and UMC stock options, warrants, conversion rights or other rights or vesting or payment of other OEI and UMC equity-based awards and use its reasonable best efforts to obtain, prior to





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
the Effective Time, approval for the listing of such OEI Common Stock, subject only to official notice of issuance.

         Section 6.4 Affiliate Agreements. (a) OEI shall, as soon as practicable, deliver to UMC a list (reasonably satisfactory to counsel for UMC), setting forth the names and addresses of all persons who will be, at the time of the OEI Stockholders Meeting, in OEI's reasonable judgment, "affiliates" of OEI for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. OEI shall furnish such information and documents as UMC may reasonably request for the purpose of reviewing such list. OEI shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 6.4 to execute a written agreement on or prior to the mailing of the Joint Proxy Statement/Prospectus, in substantially the form of EXHIBIT C hereto.

         (b) UMC shall, as soon as practicable, deliver to OEI a list (reasonably satisfactory to counsel for OEI) setting forth the names and addresses of all persons who will be, at the time of the UMC Stockholders Meeting, in UMC's reasonable judgment, "affiliates" of UMC for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. UMC shall furnish such information and documents as OEI may reasonably request for the purpose of reviewing such list. UMC shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 6.4 to execute a written agreement on or prior to the mailing of the Joint Proxy Statement/Prospectus, in substantially the form of EXHIBIT D hereto.

         Section 6.5 Employee Stock Options, Incentive and Benefit Plans. (a) Simultaneously with the UMC Merger, (i) to the extent that the holders of such options so elect, each outstanding option ("UMC Stock Options") (and related stock appreciation right ("UMC SAR"), if any) to purchase or acquire a share of UMC Common Stock under UMC Option Plans shall be converted into an option (together with a related stock appreciation right of UMC, if applicable) to purchase the number of shares of OEI Common Stock equal to 1.30 times the number of shares of UMC Common Stock which could have been obtained prior to the Effective Time upon the exercise of each such option, at an exercise price per share equal to the exercise price for each such share of UMC Common Stock subject to an option (and related UMC SAR, if any) under the UMC Option Plans divided by 1.30, and all references in each such option (and related UMC SAR, if any) to UMC shall be deemed to refer to OEI, where appropriate, and (ii) OEI shall assume the obligations of UMC under the UMC Option Plans. The other terms of each such option and UMC SAR, and the plans under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration.

         (b) Simultaneously with the UMC Merger, each outstanding award (including restricted stock, phantom stock, stock equivalents and stock units) ("UMC Award") under any employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by UMC which provide for grants of equity-based awards shall be amended or converted into a similar instrument of OEI, in each case with such adjustments to the terms of such UMC Awards as are appropriate to preserve the value inherent in such UMC Awards with





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
no detrimental effects on the holders thereof. The other terms of each UMC Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration. With respect to any restricted stock awards as to which the restrictions shall have lapsed on or prior to the Effective Time in accordance with the terms of the applicable plans or award agreements, shares of such previously restricted stock shall be converted in accordance with the provisions of Section 2.2(c).

         (c) UMC agrees that its employee incentive or benefit plans, programs and arrangements and non-employee director plans shall be amended, to the extent necessary and appropriate, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of UMC Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of OEI Common Stock on a basis consistent with the transactions contemplated by this Agreement; provided that any present employees of UMC shall be credited for their service with UMC and its predecessor entities in connection with such amendments. The actions to be taken by UMC pursuant to this Section 6.5(c) shall include the submission by UMC of the amendments to the plans, programs or arrangements referred to herein to its stockholders at the UMC Meeting, if such submission is determined to be necessary or advisable by counsel to UMC; provided, however, that such approval shall not be a condition to the consummation of the UMC Merger. At the UMC Effective Time, OEI shall automatically assume the Severance Protection Agreements between UMC and certain employees of UMC and its Subsidiaries.

         (d) Simultaneously with the Newco Merger, to the extent that the holders of such options so elect, each outstanding OEI Stock Option (and related stock appreciation right ("OEI SAR"), if any) to purchase or acquire a share of Old OEI Common Stock under OEI Option Plans shall be converted into an option (together with a related stock appreciation right of OEI, if applicable) to purchase the number of shares of OEI Common Stock equal to 2.34 times the number of shares of Old OEI Common Stock which could have been obtained prior to the Newco Effective Time upon the exercise of each such option, at an exercise price per share equal to the exercise price for each such share of OEI Common Stock subject to an option (and related OEI SAR, if any) under the OEI Option Plans divided by 2.34. The other terms of each such option and OEI SAR, and the plans under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration.

         Section 6.6 Filings; Other Action. Subject to the terms and conditions herein provided, OEI and UMC shall (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, (b) use reasonable efforts to cooperate with one another in (i) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and (ii) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (c) use reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby,





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
including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby and to ensure that it is a "poolable entity" eligible to participate in a transaction to be accounted for under the pooling of interests method of accounting.

         Section 6.7 Further Assurances. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of OEI and UMC shall take all such necessary action.

         Section 6.8 Takeover Statute. If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each of OEI and UMC and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

         Section 6.9 No Solicitation by OEI. (a) OEI shall not, nor shall it authorize or permit any of its directors or officers or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes an OEI Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding an OEI Takeover Proposal; provided, however, that if the Board of Directors of OEI determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to OEI's stockholders under applicable law, OEI may, in response to an OEI Superior Proposal (as defined in Section 6.9(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 6.9(a), and subject to providing at least one business day's prior written notice of its decision to take such action to UMC (the "OEI Notice") and compliance with Section 6.9(c), (x) furnish information with respect to OEI and its Subsidiaries to any person making an OEI Superior Proposal pursuant to a customary confidentiality agreement (as determined by OEI after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such OEI Superior Proposal. For purposes of this Agreement, "OEI Takeover Proposal" means any inquiry, proposal or offer (or any improvement, restatement, amendment, renewal or reiteration thereof) from any person relating to (i) any direct or indirect acquisition or purchase of a business or assets that (A) constitutes 25% or more of the net revenues, net income or assets of OEI and its Subsidiaries, taken as a whole, or (B) is reasonably expected to result in the receipt of cash, securities and/or property having a value of at least $400 million, (ii) the direct or indirect acquisition of a substantial portion of shares of any class of equity securities of OEI or any of its Subsidiaries, (iii) any tender offer or exchange offer that if consummated would result in any person beneficially owning a substantial portion of any class of equity securities of OEI or any of its Subsidiaries or





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
(iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving OEI or any of its Subsidiaries, other than the transactions contemplated by this Agreement. OEI shall be permitted to deliver only one OEI Notice with respect to each person making an OEI Superior Proposal.

         (b) Except as expressly permitted by this Section 6.9, neither the Board of Directors of OEI nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to UMC, the approval or recommendation by such Board of Directors or such committee of the Mergers or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any OEI Takeover Proposal, or (iii) cause OEI or any of its Subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "OEI Acquisition Agreement") related to any OEI Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of OEI determines in good faith that there is a substantial probability that the adoption of this Agreement by holders of OEI Common Stock will not be obtained due to the existence of an OEI Superior Proposal, the Board of Directors of OEI may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause OEI to enter into any OEI Acquisition Agreement with respect to any OEI Superior Proposal), but only at a time that is after the third business day following UMC's receipt of written notice advising UMC that the Board of Directors of OEI is prepared to accept an OEI Superior Proposal, specifying the material terms and conditions of such OEI Superior Proposal and identifying the person making such OEI Superior Proposal. For purposes of this Agreement, an "OEI Superior Proposal" means any OEI Takeover Proposal which the Board of Directors of OEI determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to OEI's stockholders than the Mergers and for which financing, to the extent required, is then committed or as to which the Board of Directors of OEI has received a "highly confident letter" from a nationally recognized investment bank or financial institution.

         (c)     In addition to the obligations of OEI set forth in paragraphs
(a) and (b) of this Section 6.9, OEI shall immediately advise UMC orally and in writing of any request for information or of any OEI Takeover Proposal, the material terms and conditions of such request or OEI Takeover Proposal and the identity of the person making such request or OEI Takeover Proposal. OEI will keep Newco reasonably informed of the status and details (including amendments or proposed amendments) of any such request or OEI Takeover Proposal.

         (d) Nothing contained in this Section 6.9 shall prohibit OEI from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to OEI's stockholders if, in the good faith judgment of the Board of Directors of OEI, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither OEI nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Newco Merger, the UMC Merger, the issuance of OEI Common Stock in connection with the UMC





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
Merger, or approve or recommend, or propose publicly to approve or recommend, an OEI Takeover Proposal.

         Section 6.10 No Solicitation by UMC. (a) UMC shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a UMC Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding a UMC Takeover Proposal; provided, however, that if the Board of Directors of UMC determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to UMC's stockholders under applicable law, UMC may, in response to a UMC Superior Proposal (as defined in Section 6.10(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 6.10(a), and subject to providing at least one business day's prior written notice of its decision to take such action to OEI (the "UMC Notice") and compliance with Section 6.10(c), (x) furnish information with respect to UMC and its Subsidiaries to any person making a UMC Superior Proposal pursuant to a customary confidentiality agreement (as determined by UMC after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such UMC Superior Proposal. For purposes of this Agreement, "UMC Takeover Proposal" means any inquiry, proposal or offer (or any improvement, restatement, amendment, renewal or reiteration thereof) from any person relating to (i) any direct or indirect acquisition or purchase of a business or assets that (A) constitutes 25% or more of the net revenues, net income or assets of UMC and its Subsidiaries, taken as a whole, or (B) is reasonably expected to result in the receipt of cash, securities and/or property having a value of at least $400 million, (ii) the direct or indirect acquisition of a substantial portion of shares of any class of equity securities of UMC or any of its Subsidiaries, (iii) any tender offer or exchange offer that if consummated would result in any person beneficially owning a substantial portion of any class of equity securities of UMC or any of its Subsidiaries or (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving UMC or any of its Subsidiaries, other than the transactions contemplated by this Agreement. UMC shall be permitted to deliver only one UMC Notice with respect to each person making a UMC Superior Proposal.

         (b) Except as expressly permitted by this Section 6.10, neither the Board of Directors of UMC nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to UMC, the approval or recommendation by such Board of Directors or such committee of the UMC Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any UMC Takeover Proposal, or (iii) cause UMC or any of its Subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "UMC Acquisition Agreement") related to any UMC Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of UMC determines in good faith that there is a substantial probability that the adoption of this Agreement by holders of UMC Common Stock will not be obtained due to the existence of a UMC Superior Proposal, the Board of Directors of UMC may





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(subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause UMC to enter into any UMC Acquisition Agreement, with respect to any UMC Superior Proposal), but only at a time that is after the third business day following OEI's receipt of written notice advising OEI that the Board of Directors of UMC is prepared to accept a UMC Superior Proposal, specifying the material terms and conditions of such UMC Superior Proposal and identifying the person making such UMC Superior Proposal. For purposes of this Agreement, a "UMC Superior Proposal" means any UMC Takeover Proposal which the Board of Directors of UMC determine in its good faith judgment (based on the advice of a financial adviser of nationally recognized reputation) to be more favorable to UMC's stockholders than the UMC Merger and for which financing, to the extent required, is then committed or as to which the Board of Directors of UMC has received a "highly confident letter" from a nationally recognized investment bank or financial institution.

         (c)     In addition to the obligations of UMC set forth in paragraphs
(a) and (b) of this Section 6.10, UMC shall immediately advise OEI orally and in writing of any request for information or of any UMC Takeover Proposal, the material terms and conditions of such request or UMC Takeover Proposal and the identity of the person making such request or UMC Takeover Proposal. UMC will keep OEI reasonably informed of the status and details (including amendments or proposed amendments) of any such request or UMC Takeover Proposal.

         (d) Nothing contained in this Section 6.10, shall prohibit UMC from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to UMC's stockholders if, in the good faith judgment of the Board of Directors of UMC, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither UMC nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the UMC Merger, the issuance of OEI Common Stock in connection with the UMC Merger, or approve or recommend, or propose publicly to approve or recommend, a UMC Takeover Proposal.

         Section 6.11 Public Announcements. OEI and UMC will consult with and provide each other the opportunity to review and comment upon any press release prior to the issuance of any press release relating to this Agreement or the transactions contemplated herein and shall not issue any such press release without the other party's consent except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

         Section 6.12 Indemnification and Insurance.

         (a) From and after the Effective Time, OEI shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of OEI or any of its Subsidiaries or an employee of OEI or any of its Subsidiaries who acts as a fiduciary under any OEI Benefit Plans (the "OEI Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in





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connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of OEI or any Subsidiary whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("OEI Indemnified Liabilities"), including all OEI Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable law (and OEI will pay expenses in advance of the final disposition of any such action or proceeding to each OEI Indemnified Party to the fullest extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any OEI Indemnified Parties (whether arising before or after the Effective Time), (i) the OEI Indemnified Parties may retain counsel reasonably satisfactory to them and OEI, and OEI shall pay all fees and expenses of such counsel for the OEI Indemnified Parties; and (ii) OEI will use all commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that no party shall be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld. Any OEI Indemnified Party wishing to claim indemnification under this Section 6.12(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify OEI, but the failure so to notify shall not relieve a party from any liability that it may have under this Section 6.12(a), except to the extent such failure materially prejudices such party. The OEI Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more OEI Indemnified Parties. The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the OEI Indemnified Parties in the charter and bylaws of OEI with respect to matters occurring through the Effective Time, shall survive the Mergers and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any OEI Indemnified Liabilities asserted or made within such period shall continue until the disposition of such OEI Indemnified Liabilities. The foregoing provisions of this Section 6.12(a) shall not limit or impair the rights of the OEI Indemnified Parties arising under any indemnification or other agreements to which they are a party, the charter, bylaws or other organizational documents of OEI and its Subsidiaries or applicable laws.

         (b) For three years from the Effective Time, OEI shall maintain in effect its current directors' and officers' liability insurance policy (the "OEI Policy") covering those persons who are currently covered by the OEI Policy (a copy of which has been heretofore delivered to UMC); provided, however, that in no event shall OEI be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by OEI for such insurance, and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, OEI shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

         (c) From and after the Effective Time, OEI shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective time, an officer or director of Newco, UMC or any of its Subsidiaries or an employee of UMC or any of its Subsidiaries who acts as a fiduciary under any UMC Benefit Plans (the "UMC Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of UMC or any Subsidiary whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("UMC Indemnified Liabilities"), including all UMC Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable law (and OEI will pay expenses in advance of the final disposition of any such action or proceeding to each UMC Indemnified Party to the fullest extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any UMC Indemnified Parties (whether arising before or after the Effective Time), (i) the UMC Indemnified Parties may retain counsel reasonably satisfactory to them and OEI, and OEI shall pay all fees and expenses of such counsel for the UMC Indemnified Parties; and (ii) OEI will use all commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that no party shall be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld. Any UMC Indemnified Party wishing to claim indemnification under this Section 6.12(c), upon learning of any such claim, action, suit, proceeding or investigation, shall notify OEI, but the failure so to notify shall not relieve a party from any liability that it may have under this Section 6.12(c), except to the extent such failure materially prejudices such party. The UMC Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more UMC Indemnified Parties. The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the UMC Indemnified Parties in the charter and bylaws of UMC with respect to matters occurring through the Effective Time, shall survive the UMC Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any UMC Indemnified Liabilities asserted or made within such period shall continue until the disposition of such UMC Indemnified Liabilities. The foregoing provisions of this Section 6.12(c) shall not limit or impair the rights of the UMC Indemnified Parties arising under any indemnification or other agreements to which they are a party, the charter, bylaws or other organizational documents of UMC and its Subsidiaries or applicable laws.

         (d) For three years from the Effective Time, OEI shall maintain in effect UMC's directors' and officers' liability insurance policy (the "UMC Policy"), which policy UMC shall obtain prior to the Effective Time and which policy shall be substantially similar to the OEI Policy, covering those persons who are covered by the UMC Policy and persons who are directors of OEI; provided, however, that in no event shall OEI be required to expend in any one year an amount in excess of 150% of the annual premiums to be paid by UMC for such insurance, and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, OEI shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

         (e) In the event that OEI or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, in each such case, proper provisions shall be made so that the successors and assigns of OEI shall assume the obligations set forth in this
Section 6.12. The provisions of this Section 6.12 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 6.12, his heirs and representatives.

         Section 6.13 Accountants' "Comfort" Letters. OEI and UMC will each use reasonable best efforts to cause to be delivered to each other letters from their respective independent accountants, dated a date within two business days before the date of the Registration Statement, in form reasonably satisfactory to the recipient and customary in scope for comfort letters delivered by independent accountants in connection with registration statements on Form S-4 under the Securities Act.

         Section 6.14 Additional Reports. OEI and UMC shall each furnish to the other copies of any reports of the type referred to in Sections 4.5, 4.6, 5.5 and 5.6 which it files with the SEC on or after the date hereof and (ii) any other filings made by such party or its Subsidiaries with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby, and each of OEI and UMC, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of OEI and its consolidated Subsidiaries or UMC and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

         Section 6.15 Advice of Changes. OEI and UMC, as the case may be, shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have an OEI Material Adverse Effect or UMC Material Adverse Effect, as the case may be.

         Section 6.16 Stockholder Litigation. Each of OEI and UMC shall give the other the reasonable opportunity to participate in the defense of any litigation against OEI or UMC, as applicable, and its directors relating to the transactions contemplated by this Agreement and the Option Agreements.

         Section 6.17 OEI Benefit Plans. Prior to the mailing to the stockholders of the Joint Proxy Statement/Prospectus, but to become effective immediately after the Effective Time, OEI shall adopt new employee benefit plans (and/or amend existing employee benefit plans) having terms and conditions acceptable to OEI and UMC.

         Section 6.18 Indenture Matters. OEI and UMC shall, and shall cause their respective Subsidiaries to, take all actions that are necessary or appropriate in order for OEI, certain of OEI's Subsidiaries and certain of UMC's Subsidiaries, as applicable, to assume or guarantee by supplemental indenture the indentures for the outstanding publicly-held notes of UMC and OEI referred to in the UMC SEC Reports and the OEI SEC Reports.

         Section 6.19 New Bank Credit Facility. OEI and UMC shall use their reasonable best efforts, and shall cooperate, to obtain as promptly as practicable commitments from financing sources to refinance on an unsecured basis the existing bank credit facilities of UMC, OEI and their respective Subsidiaries (excluding, in the case of UMC, Havre Pipeline Company L.L.C.).

         Section 6.20 Place of Business. As soon as practicable after the Effective Time, the executive offices and corporate headquarters of OEI shall be relocated to the current offices of UMC in Houston, Texas.


                                  ARTICLE VII

                           CONDITIONS TO THE MERGERS

         Section 7.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) The OEI Stockholders' Approval and the UMC Stockholders' Approval shall have been obtained all in accordance with applicable law.

         (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the Mergers substantially on the terms contemplated hereby. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

         (c) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending such effectiveness shall have been issued and remain in effect.

         (d) The shares of OEI Common Stock issuable in the UMC Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

         (e) Any applicable waiting period under the HSR Act shall have expired or been terminated and any other OEI Required Approvals and UMC Required Approvals shall have been obtained, except where the failure to obtain such other OEI Required Approvals and UMC Required Approvals would not have a Material Adverse Effect on OEI or UMC, as the case may be.

         (f) UMC shall have received an opinion of its tax counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P., in form and substance reasonably satisfactory to it, and dated as of the Effective Time, to the effect that the UMC Merger will constitute a transaction described in Section 368(a) of the Code. OEI shall have received an opinion of its tax counsel, Andrews & Kurth L.L.P., in form and substance reasonably satisfactory to it, and dated as of the Effective Time, to the effect that the Mergers will constitute transactions described in Section 368(a) of the Code. In rendering such opinions, Akin, Gump, Strauss, Hauer & Feld, L.L.P. and Andrews & Kurth L.L.P. may require delivery of and rely upon the Tax Certificates.

         (g) Each of UMC and OEI shall have received from Arthur Andersen LLP a written opinion dated the Effective Time to the effect that the transactions contemplated by this Agreement, including the Mergers, when effected in accordance with the terms hereof, shall be accounted for in the consolidated financial statements of OEI and its Subsidiaries as a Pooling Transaction, and a copy of each party's respective opinion shall have been delivered to the other.

         Section 7.2 Conditions to Obligations of OEI to Effect the Mergers. The obligation of OEI to effect the Newco Merger and the UMC Merger is further subject to the conditions that (a) the representations and warranties of UMC contained herein that are qualified as to materiality shall be true and correct in all respects and each of the representations and warranties of UMC contained herein that are not so qualified shall be true and correct in all material respects as of the Effective Time with the same effect as though made as of the Effective Time except (i) for changes specifically permitted by the terms of this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (iii) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a UMC Material Adverse Effect, (b) UMC shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time, (c) UMC shall have delivered to OEI a certificate, dated the Effective Time and signed by its Chairman of the Board and Chief Executive Officer or a Senior Vice President, certifying to both such effects,
(d) OEI shall have received from each person named in the UMC list referred to in Section 6.4(b) an executed copy of an agreement as provided in such Section and (e) Mr. James C. Flores shall have entered into an employment agreement with OEI substantially in the form attached hereto as EXHIBIT E.

         Section 7.3 Conditions to Obligations of UMC to Effect the UMC Merger. The obligation of UMC to effect the UMC Merger is further subject to the conditions that (a) the representations and warranties of OEI contained herein that are qualified as to materiality shall be true and correct in all respects and each of the representations and warranties of OEI contained herein that are not so qualified shall be true and correct in all material respects as of the Effective Time with the same effect as though made as of the Effective Time except (i) for changes specifically permitted by the terms of this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (iii) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have an OEI Material Adverse Effect, (b) OEI shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time, (c) OEI shall have delivered to UMC a certificate, dated the Effective Time and signed by its Chairman of the Board, Chief Executive Officer and President or a Senior Vice President, certifying to both such effects, (d) UMC shall have received from each person named in the OEI list referred to in Section 6.4(a) an executed copy of an agreement as provided in such Section, (e) all necessary actions to effect the provisions of Sections 3.1 and 3.2 shall have been taken and (f) Mr. John B. Brock shall have entered into an employment agreement with OEI substantially in the form attached hereto as EXHIBIT F.


                                  ARTICLE VIII

                   TERMINATION, WAIVER, AMENDMENT AND CLOSING

         Section 8.1 Termination or Abandonment. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Mergers by the respective stockholders of OEI and UMC:

         (a)     by the mutual written consent of OEI and UMC;

         (b) by either UMC or OEI if the Effective Time shall not have occurred on or before July 31, 1998; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Mergers on or before such date;

         (c) by either UMC or OEI if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Mergers substantially on the terms contemplated hereby or
(ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.1(c)(ii) shall have used its reasonable best efforts to remove such injunction, order or decree;

         (d) by either UMC or OEI, if the approvals of the stockholders of either UMC or OEI contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

         (e) by UMC in accordance with Section 6.10(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, UMC shall have complied with all provisions contained in Section 6.10, including the notice provisions therein, with applicable requirements, including the payment of the Termination Fee, of Section 8.3 and with the requirements of Section 9.2(b);

         (f) by UMC, if OEI or any of its directors or officers shall participate in discussion or negotiations in breach of Section 6.9;

         (g) by OEI in accordance with Section 6.9(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (g) to be deemed effective, OEI shall have complied with all provisions of Section 6.9, including the notice provisions therein, with applicable requirements, including the payment of the Termination Fee, of Section 8.3 and with the requirements of Section 9.2(b);

         (h) by OEI, if UMC or any of its directors or officers shall participate in discussions or negotiations in breach of Section 6.10; or

         (i) by OEI or UMC if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach.

         Section 8.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall terminate (except for the provisions of Sections 6.2, 8.3 and 9.2), and there shall be no other liability on the part of UMC or OEI to the other except liability arising out of a willful and material breach of this Agreement or as provided for in the Confidentiality Agreement.

         Section 8.3 Termination Fee. (a) In the event that (i) after the date hereof and prior to the OEI Stockholders Meeting an OEI Takeover Proposal shall have been made known to OEI or any of its Subsidiaries or shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an OEI Takeover Proposal and thereafter this Agreement is terminated by either UMC or OEI pursuant to Section 8.1(b) or 8.1(d) (provided that the basis for such termination is that the OEI Stockholders' Approval shall not have been obtained and provided, further, that the UMC stockholders shall not have voted to disapprove this Agreement) or (ii) this Agreement is terminated (A) by OEI pursuant to Section 8.1(g) or (B) by UMC pursuant to Section 8.1(f), then OEI shall promptly, but in no event later than two days after the date of such termination, pay UMC a fee equal to $40 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to UMC in any circumstance in which UMC stockholders vote to disapprove this Agreement and provided further, that no Termination Fee shall be payable to UMC pursuant to clause (i) of this paragraph (a) or pursuant to a termination by UMC pursuant to Section 8.1(f) unless and until within 12 months of such termination OEI or any of its Subsidiaries consummates any OEI Takeover Proposal, in which event the Termination Fee shall be payable upon such consummation. OEI acknowledges that the agreements contained in this Section 8.3(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, UMC would not enter into this

Agreement; accordingly, if OEI fails promptly to pay the amount due pursuant to this Section 8.3(a), and, in order to obtain such payment, UMC commences a suit which results in a judgment against OEI for the fee set forth in this Section 8.3(a), OEI shall pay to UMC its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

         (b) In the event that (i) after the date hereof and prior to the UMC Stockholders Meeting a UMC Takeover Proposal shall have been made known to UMC or any of its Subsidiaries or shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a UMC Takeover Proposal and thereafter this Agreement is terminated by either UMC or OEI pursuant to Section 8.1(b) or 8.1(d) (provided that the basis for such termination is that the UMC Stockholders' Approval shall not have been obtained and provided, further, that the OEI stockholders shall not have voted to disapprove this Agreement) or (ii) this Agreement is terminated (A) by UMC pursuant to Section 8.1(e) or (B) by OEI pursuant to Section 8.1(h), then UMC shall promptly, but in no event later than two days after the date of such termination, pay OEI the Termination Fee, payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to OEI in any circumstance in which OEI stockholders vote to disapprove this Agreement and provided further, that no Termination Fee shall be payable to OEI pursuant to clause (i) of this paragraph (b) or pursuant to a termination by OEI pursuant to Section 8.1(h) unless and until within 12 months of such termination UMC or any of its Subsidiaries consummates any UMC Takeover Proposal, in which event the Termination Fee shall be payable upon such consummation. UMC acknowledges that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, OEI would not enter into this Agreement; accordingly, if UMC fails promptly to pay the amount due pursuant to this Section 8.3(b), and, in order to obtain such payment, OEI commences a suit which results in a judgment against UMC for the fee set forth in this Section 8.3(b), UMC shall pay to OEI its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

         Section 8.4 Amendment or Supplement. At any time before or after approval of the matters presented in connection with the Mergers by the respective stockholders of OEI and UMC and prior to the Effective Time, this Agreement may be amended or supplemented in writing by OEI and UMC with respect to any of the terms contained in this Agreement; provided, however that following approval by the stockholders of OEI and UMC there shall be no amendment or change to the provisions hereof with respect to the conversion ratio of shares of Old OEI Common Stock or UMC Common Stock into shares of OEI Common Stock as provided herein nor any amendment or change not permitted under applicable law, without further approval by the stockholders of OEI and UMC.

         Section 8.5 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may:

         (a) extend the time for the performance of any of the obligations or acts of the other party;

         (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

         (c) subject to the proviso of Section 8.4, waive compliance with any of the agreements or conditions of the other party contained herein.

         Notwithstanding the foregoing, no failure or delay by OEI or UMC in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.



                                   ARTICLE IX

                                 MISCELLANEOUS

         Section 9.1 No Survival of Representations and Warranties. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Mergers, except for the agreements set forth in Article II and Article III, the agreements of "affiliates" of OEI and UMC to be delivered pursuant to Section 6.4, the provisions of Sections 6.5, 6.11, 6.12 and 6.20 and this Article IX.

         Section 9.2 Expenses. (a) Whether or not the Mergers are consummated, all Expenses (as defined herein) shall be paid by the party incurring such Expenses, except that (i) the filing fee in connection with any HSR Act filing,
(ii) the commissions and other out-of-pocket transaction costs, including the Expenses and compensation of the Exchange Agent, incurred in connection with the sale of Excess Shares, (iii) the Expenses incurred in connection with the printing and mailing of the Joint Proxy Statement/Prospectus, (iv) all transfer taxes and (v) any other Expenses that were agreed to be shared by the parties prior to their incurrence shall be shared equally by OEI and UMC.

         (b) Notwithstanding the foregoing, in the event that this Agreement is terminated (A) by OEI pursuant to Section 8.1(g) or (B) by UMC pursuant to Section 8.1(e), then the terminating party shall reimburse the non-terminating party for all Expenses incurred by such party, such reimbursement not to exceed $3 million. As used in this Agreement, "Expenses" shall include all reasonable out-of-pocket expenses (including, without limitations, all reasonable fees and expenses of counsel, accountants, investment bankers experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparations, negotiations, execution and performance of this Agreement and the Option Agreements, the preparation, printing, filing and mailing of the Registration Statement, the Joint Proxy Statement/Prospectus, the solicitation of stockholder approvals, requisite HSR





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Act filings and all other matters related to the consummation of the transactions contemplated hereby and thereby.

         Section 9.3 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

         Section 9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         Section 9.5 Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.5 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 9.5:

         To UMC:

                 United Meridian Corporation
                 1201 Louisiana
                 Suite 1400
                 Houston, Texas  77002
                 Attention: Chairman and Chief Executive Officer
                 Telecopy: (713) 653-5024


         copy to:

                 Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                 1700 Pacific Avenue, Suite 4100
                 Dallas, Texas 75201-4675
                 Attention: Michael E. Dillard, P.C.
                 Telecopy: (214) 969-4343

         To OEI:

                 Ocean Energy, Inc.
                 8440 Jefferson Highway, Suite 420
                 Baton Rouge, Louisiana  70809
                 Attention: Chairman and Chief Executive Officer
                 Telecopy: (504) 927-1109
         copy to:

                 Andrews & Kurth L.L.P.
                 4200 Texas Commerce Tower
                 Houston, Texas 77002
                 Attention: John F. Wombwell
                 Telecopy:  (713) 220-4285

         Section 9.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 9.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         Section 9.8 Enforcement of Agreement. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

         Section 9.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Confidentiality Agreement and the Option Agreements constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and except for the provisions of Section 6.5 and 6.12 hereof, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 9.10 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         Section 9.11 Definitions. References in this Agreement to "Significant Subsidiaries" shall mean Subsidiaries (as defined in Section 4.1(c)) which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act. References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings,

"controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a governmental body or authority. Notwithstanding the foregoing, Newco shall not be deemed to be an "affiliate" or a "subsidiary" of either UMC or OEI.

         Section 9.12 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.



          [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                       OEI HOLDING CORPORATION



                                       By:    /s/ JOHN B. BROCK
                                              --------------------------------

                                       Name:      John B. Brock
                                              --------------------------------

                                       Title:     Chairman
                                              --------------------------------



                                       UNITED MERIDIAN CORPORATION



                                       By:    /s/ JOHN B. BROCK
                                              --------------------------------

                                       Name:      John B. Brock
                                              --------------------------------

                                       Title: Chairman and Chief Executive
                                              Officer
                                              --------------------------------



                                       OCEAN ENERGY, INC.



                                       By:    /s/ JAMES C. FLORES
                                              --------------------------------

                                       Name:  James C. Flores
                                              --------------------------------

                                       Title: Chairman, President and Chief
                                              Executive Officer
                                              --------------------------------

                                                                       EXHIBIT A

                                                         TO THE MERGER AGREEMENT

                             BYLAW INSERTS FOR OEI



                                   ARTICLE __

                               BOARD OF DIRECTORS



         SECTION 3.04. Committees. (a) The Corporation shall have four standing committees: the finance committee, the nominating committee, the audit committee and the compensation committee. The finance committee shall have those powers and authority as are delegated to it from time to time pursuant to a resolution passed by a two-thirds vote of the total number of directors specified in the resolution pursuant to Section 3.02 of the Amended and Restated Bylaws which the Corporation would have if there were not vacancies (the "entire Board of Directors").

         (b) The nominating committee shall have the following exclusive powers and authority: (i) evaluating and recommending director candidates to the Board of Directors, (ii) recommending director compensation and benefits philosophy for the Corporation, (iii) reviewing individual director performance as issues arise and (iv) periodically reviewing the Corporation's corporate governance profile.

         (c) The audit committee shall have the following powers and authority: (i) employing independent public accountants to audit the books of account, accounting procedures and financial statements of the Corporation and to perform such other duties from time to time as the audit committee may prescribe, (ii) receiving the reports and comments of the Corporation's internal auditors and of the independent public accountants employed by the committee and to take such action with respect thereto as may seem appropriate,
(iii) requesting the Corporation's consolidated subsidiaries and affiliated companies to employ independent public accountants to audit their respective books of account, accounting procedures and financial statements, (iv) requesting the independent public accountants to furnish to the compensation committee the certifications required under any present or future stock option, incentive compensation or employee benefit plan of the Corporation, (v) reviewing the adequacy of internal financial controls, (vi) approving the accounting principles employed in financial reporting, (vii) approving the appointment or removal of the Corporation's general auditor, and (viii) reviewing the accounting principles employed in financial reporting. None of the members of the audit committee shall be an officer or full-time employee of the Corporation or of any subsidiary or affiliate of the Corporation.

         (d) The compensation committee shall have the following powers and authority: (i) determining and fixing the compensation for all senior officers of the Corporation and those of its subsidiaries that the compensation committee shall from time to time consider appropriate, as well as all employees of the Corporation and its subsidiaries compensated at a rate in excess of such amount per annum as may be fixed or determined from time to time by the Board of Directors, (ii) performing the duties of the committees of the Board of Directors provided for in any present or future stock option, incentive compensation or employee benefit plan of the Corporation or, if the compensation committee shall so determine, any such plan of any subsidiary and
(iii) reviewing the operations of and policies pertaining to any present or future stock option, incentive compensation or employee benefit plan of the Corporation or any subsidiary that the compensation committee shall from time to time consider appropriate.

         (e) In addition, the Board of Directors may, by resolution passed by a two-thirds vote of the entire Board of Directors, designate one or more additional committees, with each such committee consisting of one or more directors of the Corporation and having such powers and authority as the Board of Directors shall designate by such resolutions.

         (f) Any modification to the powers and authority of any committee shall require the adopting of a resolution by a two-thirds vote of the entire Board of Directors.

         (g) All acts done by any committee within the scope of its powers and authority pursuant to these Amended and Restated Bylaws and the resolutions adopted by the Board of Directors in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary or any Assistant Secretary is empowered to certify that any resolutions duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to conduct of the business of the Corporation.

         (h) Regular meetings of committees shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee shall be called by resolution of the Board of Directors, or by the Secretary or an Assistant Secretary upon the request of the chairman or a majority of the members of any committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section [Directors' notice provision] of these Amended and Restated Bylaws.

         SECTION 3.05 Committee Members. (a) Each member of any committee of the Board of Directors shall hold office until such member's successor is elected and has qualified, unless such member sooner dies, resigns or is removed. The number of directors which shall constitute any committee shall be determined by resolution adopted by the Board of Directors.

         (b) The Board of Directors may remove a director from a committee or change the chairmanship of a committee by resolution adopted by the Board of Directors, provided that a resolution to remove John Brock or James C. Flores from a committee or the chairmanship of a committee shall require a two-thirds vote of the entire Board of Directors.

         (c) The Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise.

         SECTION 3.06. Committee Secretary. The Board of Directors may elect a secretary of any such committee. If the Board of Directors does not elect such a secretary, the committee shall do so. The secretary of any committee need not be a member of the committee, but shall be selected from a member of the staff of the office of the Secretary of the Corporation, unless otherwise provided by the Board of Directors or the committee, as applicable.

                                   ARTICLE 4

                                   OFFICERS

         SECTION 4.01. General. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board; a President and Chief Executive Officer (which shall be the same person holding both such offices); and may also consist of a Chief Operating Officer; a Chief Financial Officer; one or more Senior Executive Vice Presidents; one or more Vice Presidents; a Secretary; one or more Assistant Secretaries; a Treasurer; one or more Assistant Treasurers; a Controller; and such other officers as in the judgment of the Board of Directors may be necessary or desirable. All officers chosen by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 4. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of officers may be held by the same person, unless otherwise prohibited by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation.

         SECTION 4.02. Election and Term of Office. Subject to Section [4.08] of these Amended and Restated Bylaws, the elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to
Section 4.08 of these Amended and Restated Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or be removed.

         SECTION 4.03. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and shall be an officer of the Corporation. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors.

         SECTION 4.04.    Vice Chairman of the Board.       The Vice Chairman
of the Board shall be a member of the Board of Directors and shall be an officer of the Corporation. The Vice Chairman of the Board shall have such duties and powers as shall be assigned to him from time to time by the President and Chief Executive Officer of the Corporation.

         SECTION 4.05. President and Chief Executive Officer. Subject to the penultimate sentence of this Section, the offices of President and Chief Executive Officer shall be held by a single individual who is a member of the Board of Directors and such person shall be an officer of the Corporation. The President and Chief Executive Officer shall supervise, coordinate and manage the Corporation's business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall make recommendations as to compensation and benefits to the Compensation Committee of the Board of Directors with respect to the employees of the Corporation and its subsidiaries, shall have general authority to exercise all the powers necessary for the President and Chief Executive Officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board shall be performed and the Chairman of the Board's authority may be exercised by the President and Chief Executive Officer, and in the event the President and Chief Executive Officer is absent or disabled, such duties shall be performed and such authority may be exercised by a director designated for this purpose by the Board of Directors. Notwithstanding the foregoing, the Board of Directors may designate the Chief Operating Officer, if one is so designated by the Board of Directors, as President of the Corporation provided that the duties and authority of the Chief Executive Officer are not materially diminished. The Vice Chairman and all Executive Vice Presidents shall report directly to the Chief Executive Officer or such other officer of the Corporation that the President and Chief Executive Officer may designate.

         SECTION 4.06 Chief Financial Officer. The Chief Financial Officer shall have responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Amended and Restated Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of the Directors, the Chairman and Chief Executive Officer and the President and Chief Operating Officer.

         SECTION 4.07 Certain Actions. Notwithstanding anything to the contrary contained in these Amended and Restated Bylaws, the removal of the current Chairman of the Board and President and Chief Executive Officer as of [date of the Effective Time], or any material modification to either of their respective roles, duties or authority shall require a two-thirds vote of the entire Board of Directors.

The foregoing provisions containing two-thirds vote provisions of the entire Board of Directors shall not be amended by a vote of less than two-thirds of the entire Board of Directors.

                                                                       EXHIBIT B

                                                         TO THE MERGER AGREEMENT



                       CERTAIN EXECUTIVE OFFICERS OF OEI

                          FOLLOWING THE EFFECTIVE TIME



CERTAIN OFFICERS

         At the Effective Time, the following persons shall be designated as officers of OEI to serve in their indicated capacity:



         John B. Brock                 Chairman

         James C. Flores               President and Chief Executive Officer

         James Dunlap                  Vice Chairman

         Robert L. Belk                Executive Vice President - Administration

         Jonathan M. Clarkson          Executive Vice President - Chief
                                       Financial Officer

         Robert K. Reeves              Executive Vice President and General
                                       Counsel

         James Smitherman              Executive Vice President - International

         Richard G. Zepernick, Jr.     Executive Vice President - North America

                                                                       EXHIBIT C
                                                             TO MERGER AGREEMENT

                         [Affiliate's Name and Address]


                              _____________, 199_


Ocean Energy, Inc.
8440 Jefferson Highway, Suite 420
Baton Rouge, Louisiana  70809
Attention: President  and Chief Executive Officer

Ladies and Gentlemen:

         I have been advised that, as of the date of this letter, I may be deemed to be an "affiliate" of Ocean Energy, Inc., a Delaware corporation ("OEI"), as that term is defined for purposes of Rule 145(c) and (d) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of December 22, 1997, among OEI Holding Corporation, a Delaware corporation ("Newco"), United Meridian Corporation, a Delaware corporation ("UMC"), and OEI, (i) Newco will be merged with and into OEI and (ii) UMC will be merged with and into OEI (the merger listed in clause (i) above being referred to herein as the "Merger" and such agreement being referred to herein as the "Merger Agreement"). As a result of the Merger, I may receive shares of common stock, par value $.01 per share, of OEI (the "OEI Common Stock") in exchange for shares of OEI Common Stock issued and outstanding immediately prior to the Merger ("Old OEI Common Stock").

         I hereby represent and warrant to, and covenant and agree with, OEI that:

         1. I will not make any sale, transfer or other disposition of any OEI Common Stock I may receive as a result of the Merger in violation of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

         2. I will not make any sale, transfer or other disposition of Old OEI Common Stock owned by me from the date that is 30 days prior to the Effective Time (as defined in the Merger Agreement) and I will not make any sale, transfer or other disposition of any shares of OEI Common Stock I may receive as a result of the Merger until after such time as results covering at least 30 days of combined operations of Newco, OEI and UMC have been published by OEI, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the results of at least 30 days of combined operations. OEI shall notify the "affiliates" of the publication of such results.

          3. I have read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations on my ability to sell, transfer or otherwise dispose

Ocean Energy, Inc.
____________, 199_
Page 2


of the Old OEI Common Stock owned by me and the OEI Common Stock I may receive as a result of the Merger, to the extent I believed necessary, with my counsel or counsel for OEI.

         4. I have been advised that the issuance of OEI Common Stock pursuant to the Merger has been registered under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that, to the extent I am considered an "affiliate" of OEI at the time the Merger Agreement is submitted for a vote of the stockholders of OEI, any public offering or sale by me of any shares of OEI Common Stock that I receive pursuant to the Merger will, under current law, require either (a) the further registration under the Securities Act of any shares of OEI Common Stock to be sold by me, (b) compliance with Rule 145 under the Securities Act, or (c) the availability of another exemption from such registration under the Securities Act.

         5. I understand that stop transfer instructions will be given to OEI's transfer agent with respect to shares of OEI Common Stock received by me pursuant to the Merger and that a legend substantially as follows will be placed on the certificates for the shares of OEI Common Stock issued to me pursuant to the Merger.

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND OEI HOLDING CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF OEI HOLDING CORPORATION.

         I also understand that, unless the transfer by me of my OEI Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, OEI reserves the right to put the following legend on the certificates issued to my transferee:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Ocean Energy, Inc.
____________, 199_
Page 3



         It is understood and agreed that the legends set forth in this Paragraph 4 shall be removed by delivery of substitute certificates without such legends if such legends are not required for purposes of the Securities Act or this Agreement. It is understood and agreed that such legends referred to above will be removed if (a) one year shall have elapsed from the date the undersigned acquired the OEI Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (b) two years shall have elapsed from the date the undersigned acquired the OEI Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (c) OEI has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to OEI, or a "no action" letter obtained from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned. Prior to any transfer of any of the OEI Common Stock, I will give written notice to OEI of my intention to effect such offer, sale or transfer, describing the proposed transaction in sufficient detail to enable OEI and its counsel to determine that the proposed transaction will not violate the Securities Act.

         6. I have no present intention, plan or arrangement to offer, sell or transfer, or otherwise make any disposition of, the OEI Common Stock received in the Merger.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of OEI as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                   Sincerely,


                                   ---------------------------------------------
                                   Print Name:
                                              ----------------------------------

Accepted on the ___ day
of _____________, 199_

OCEAN ENERGY, INC.


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

                                                                       EXHIBIT D
                                                             TO MERGER AGREEMENT

                         [Affiliate's Name and Address]


                                __________, 199_


Ocean Energy, Inc.
8440 Jefferson Highway, Suite 420
Baton Rouge, Louisiana  70809
Attention: President  and Chief Executive Officer

Ladies and Gentlemen:

         I have been advised that, as of the date of this letter, I may be deemed to be an "affiliate" of United Meridian Corporation., a Delaware corporation ("UMC"), as that term is defined for purposes of Rule 145(c) and
(d) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of December 22, 1997, among OEI Holding Corporation, a Delaware corporation ("Newco"), Ocean Energy, Inc., a Delaware corporation ("OEI"), and UMC, (i) Newco will be merged with and into OEI and (ii) UMC will be merged with and into OEI (the merger listed in clause
(ii) above being referred to herein as the "Merger" and such agreement being referred to herein as the "Merger Agreement"). As a result of the Merger, I may receive shares of common stock, par value $.01 per share, of OEI (the "OEI Common Stock") in exchange for shares of common stock, par value $.01 per share, of UMC ("UMC Common Stock").

         I hereby represent and warrant to, and covenant and agree with, OEI that:

         1. I will not make any sale, transfer or other disposition of any OEI Common Stock I may receive as a result of the Merger in violation of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

         2. I will not make any sale, transfer or other disposition of UMC Common Stock owned by me from the date that is 30 days prior to the Effective Time (as defined in the Merger Agreement) and I will not make any sale, transfer or other disposition of any shares of OEI Common Stock I may receive as a result of the Merger until after such time as results covering at least 30 days of combined operations of Newco, OEI and UMC have been published by OEI, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10- K, 10-Q, or 8-K, or any other public filing or announcement which includes the results of at least 30 days of combined operations. OEI shall notify the "affiliates" of the publication of such results.

          3. I have read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations on my ability to sell, transfer or otherwise dispose

Ocean Energy, Inc.
____________, 199_
Page 2



of the UMC Common Stock owned by me and the OEI Common Stock I may receive as a result of the Merger, to the extent I believed necessary, with my counsel or counsel for UMC.

         4. I have been advised that the issuance of OEI Common Stock pursuant to the Merger has been registered under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that, to the extent I am considered an "affiliate" of UMC at the time the Merger Agreement is submitted for a vote of the stockholders of UMC, any public offering or sale by me of any shares of OEI Common Stock that I receive pursuant to the Merger will, under current law, require either (a) the further registration under the Securities Act of any shares of OEI Common Stock to be sold by me, (b) compliance with Rule 145 under the Securities Act, or (c) the availability of another exemption from such registration under the Securities Act.

         5. I understand that stop transfer instructions will be given to OEI's transfer agent with respect to shares of OEI Common Stock received by me pursuant to the Merger and that a legend substantially as follows will be placed on the certificates for the shares of OEI Common Stock issued to me pursuant to the Merger.

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND OEI HOLDING CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF OEI HOLDING CORPORATION.

         I also understand that, unless the transfer by me of my OEI Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, OEI reserves the right to put the following legend on the certificates issued to my transferee:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Ocean Energy, Inc.
____________, 199_
Page 3




         It is understood and agreed that the legends set forth in this Paragraph 4 shall be removed by delivery of substitute certificates without such legends if such legends are not required for purposes of the Securities Act or this Agreement. It is understood and agreed that such legends referred to above will be removed if (a) one year shall have elapsed from the date the undersigned acquired the OEI Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (b) two years shall have elapsed from the date the undersigned acquired the OEI Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (c) OEI has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to OEI, or a "no action" letter obtained from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned. Prior to any transfer of any of the OEI Common Stock, I will give written notice to OEI of my intention to effect such offer, sale or transfer, describing the proposed transaction in sufficient detail to enable OEI and its counsel to determine that the proposed transaction will not violate the Securities Act.

         6. I have no present intention, plan or arrangement to offer, sell or transfer, or otherwise make any disposition of, the OEI Common Stock received in the Merger.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of UMC as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                       Sincerely,



                                       -----------------------------------
                                       Print Name:
                                                  ------------------------

Accepted on the ___ day
of _____________, 199_

OCEAN ENERGY, INC.


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

                                                                       EXHIBIT E
                                                         TO THE MERGER AGREEMENT

                              EMPLOYMENT AGREEMENT



         This Employment Agreement ("Agreement") is entered into effective as of [date of the Effective Time] (the "Effective Date") by and between Ocean Energy, Inc., a Delaware corporation ("Company"), and James C. Flores ("Employee").

         WHEREAS, the Company employs Employee and desires to continue such employment relationship and Employee desires to continue such employment;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Employment. The Company hereby employs Employee, and Employee hereby accepts employment by the Company, on the terms and conditions set forth in this Agreement.

         2. Term of Employment. Subject to the provisions for earlier termination provided in the Agreement, the term of this Agreement (the "Term") shall commence on the Effective Date and shall terminate on the third anniversary of the Effective Date; provided, however, commencing on the Effective Date and on each day thereafter, the Term shall automatically be extended one additional day unless the Board of Directors of the Company (the "Board") shall give written notice to Employee that the Term shall cease to be so extended as of a specified future date, in which event the Agreement shall terminate on the third anniversary of the specified future date. Notwithstanding any provision of this Agreement to the contrary, termination of this Agreement shall not alter or impair any rights or benefits of Employee (or Employee's estate or beneficiaries) that have arisen under this Agreement on or prior to such termination.

         3. Employee's Duties. During the Term, Employee shall serve as the Chief Executive Officer and President of the Company, with such customary duties and responsibilities as may from time to time be assigned to him by the Board, provided that such duties are at all times consistent with the duties of such positions. Employee shall report directly to the Board. All other employees of the Company shall report to Employee.

         Employee agrees to devote his full attention and time during normal business hours to the business and affairs of the Company and to use reasonable best efforts to perform faithfully and efficiently such duties and responsibilities. Notwithstanding the foregoing, during the Term Employee may engage in the following activities so long as they do not interfere in any material respect with the performance of Employee's duties and responsibilities hereunder: (i) serve on corporate, civic or charitable boards or committees,
(ii) deliver lectures, fulfill speaking engagements or teach on a part-time basis at educational institutions, and (iii) manage his personal investments; provided, however, in no event shall the conduct of any of such activities by

Employee be deemed to materially interfere with Employee's duties hereunder until Employee has been notified in writing thereof by the Board and given a reasonable period in which to cure such interference.

                 The Company agrees to use its reasonable best efforts to cause Employee to be elected or appointed, or re-elected or re-appointed, as a director of the Company at all times during the Term.

         4. Base Compensation. For services rendered by Employee under this Agreement the Company shall pay to Employee a base salary ("Base Compensation") of $600,000 per annum payable in accordance with the Company's customary payroll practice for its senior executive officers. The amount of Base Compensation shall be reviewed periodically by the Board and may be increased from time to time as the Board may deem appropriate. Base Compensation, as in effect at any time, may not be decreased.

         5. Annual Bonus. In addition to his Base Compensation, Employee shall be eligible to receive each year during the Term, a cash incentive payment in an amount equal to 200% of Employee's Base Compensation (the "Target Bonus"). The amount of the Target Bonus earned for any year shall be determined by the Compensation Committee of the Board based on Employee's individual performance and the performance by the Company; provided, however, in no event will the annual incentive compensation paid Employee for any year (the "Bonus") be less than the greater of (i) 75% of Employee's Base Compensation or (ii) the annual bonus paid by the Company to any other senior executive officer of the Company.

         6. Other Benefits. Employee shall be entitled to participate in all incentive compensation plans and to receive all fringe benefits and perquisites offered by the Company to any of its senior executive officers, including, without limitation, participation in the various employee benefit plans or programs provided to the employees of the Company in general, subject to the regular eligibility requirements with respect to each of such benefit plans or programs, and such other benefits or prerequisites as may be approved by the Board during the Term, all on a basis at least as favorable to Employee as may be provided or offered to any other senior executive officer of the Company.

                 In addition, and not in limitation of the foregoing, Employee shall be entitled to the following:

                 (a) Business Expenses. The Company shall reimburse Employee for all business expenses reasonably incurred by Employee in the performance of his duties. It is understood that Employee is authorized to incur reasonable business expenses for promoting the business of the Company, including reasonable expenditures for travel, lodging, meals and client or business associate entertainment.
         Request for reimbursement for such expenses must be accompanied by appropriate documentation.

                 (b) Automobile. The Company shall either provide Employee with an automobile of a make and model selected by Employee or promptly reimburse Employee in full for his cost of leasing or purchasing an automobile. In addition, the Company shall pay or reimburse Employee for all reasonable costs and expenses associated with the use, maintenance, insurance and repair of such automobile.

                 (c) Clubs. The Company shall reimburse Employee for the cost and expenses (including initiation fees, assessments and annual dues) of such social clubs and business clubs as Employee determines, in his good faith opinion, to be helpful or appropriate to the performance of his duties.

                 (d) Relocation Expenses. In conjunction with Employee's relocation of his principal residence to the greater Houston, Texas metropolitan area, the Company shall reimburse Employee for all out-of-pocket expenses involved in such move, including, without limitation, packing and transport of personal, family, and household goods and vehicles by suitable service providers, for any brokerage fees for the sale or purchase of any residences, of any loss of economic value occasioned by the timing of the sale or by Employee's inability to recover monies invested in any personal residence sold, temporary housing costs in suitable alternative housing, all utility severance and hook-up costs, and any other relocation expenses, all such sums to be grossed-up for the impact of any federal, state or local taxes levied against Employee for such portions of such reimbursement as shall be taxable and non-deductible to Employee.

         7. Termination. This Agreement may be terminated prior to the end of its Term as set forth below.

                 (a) Resignation. Employee may resign his position at any time. In the event of such resignation, except in the case of resignation for Good Reason (as defined below), Employee shall not be entitled to further compensation pursuant to this Agreement.

                 (b) Death. If Employee's employment is terminated due to his death, this Agreement shall terminate and the Company shall have no obligations to his legal representatives with respect to this Agreement other than the payment of any compensation which had accrued hereunder at the date of Employee's death.

                 (c)      Discharge.

                          (i) The Company may terminate this Agreement and Employee's employment for any reason deemed sufficient by the Company upon notice as provided in Section 10. However, in the event that Employee's employment is terminated during the Term by the Company for any reason other than his Misconduct or Disability (as such terms are defined below), then, subject to Section 7(h) below: (A) within five business days of the Date of Termination, the Company shall pay to Employee a lump sum amount in cash equal to three times the sum of (1) Employee's Base Compensation and (2) Employee's Target Bonus;

                 (B) for the 36-month period after such Date of Termination the Company, at its sole expense, shall continue to provide or arrange to provide Employee (and Employee's dependents) with health insurance benefits no less favorable than the health plan benefits provided by the Company (or any successor) during such 36-month period to any senior executive officer of the Company; provided, further, to the extent the coverage or benefits received are taxable to Employee, the Company shall make Employee "whole" on a net after tax basis; and (C) on the Date of Termination all then outstanding Company stock-based awards of Employee, whether under this Agreement, a Company stock plan or otherwise, shall become immediately exercisable and payable in full, as the case may be, with any performance goals associated therewith being deemed to have been achieved at the maximum levels. Notwithstanding anything in this Agreement to the contrary, if any payment to Employee in respect of a Company stock- based award would give rise to a short-swing profit liability to Employee under Section 16(b) of the Securities Exchange Act of 1934, then both the payment and the entitlement to payment thereof shall automatically be deferred until the earliest date at which the payment of such benefit would not result in a short-swing profit liability to Employee.

                          (ii) Notwithstanding the foregoing provisions of this Section 7, in the event Employee is terminated because of Misconduct, the Company shall have no obligations pursuant to this Agreement after the Date of Termination. As used herein, "Misconduct" means (a) the willful and continued failure by Employee to substantially perform his duties with the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by Employee for Good Reason), after a written demand for substantial performance is delivered to Employee by the Board, which demand specifically identifies the manner in which the Board believes that Employee has not substantially performed his duties, or (b) the willful engaging by Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes hereof, no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Misconduct unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose, finding that in the good faith opinion of the Board Employee was guilty of conduct set forth above and specifying the particulars thereof in detail.

                 (d)      Disability.

                          (i) If Employee shall have been absent from the full-time performance of Employee's duties with the Company for six consecutive months as a result of Employee's incapacity due to physical or mental illness, as determined by Employee's physician, and within 30 days after written Notice of Termination is given by the Company Employee shall not have returned to the full-time performance of Employee's duties, Employee's employment may be terminated by the Company for "Disability", provided Employee is entitled to and receiving benefits under an insured long term disability plan of the Company. Thereafter, Employee shall not be entitled to further compensation pursuant to this Agreement.

                          (ii) If Employee fails during any period during the Term to perform Employee's full-time duties with the Company as a result of incapacity due to physical or mental illness, as determined by Employee's physician, Employee shall continue to receive his Base Compensation, less any amount payable to Employee under a Company disability plan, and all other compensation and benefits during such period until this Agreement is terminated.

                 (e) Resignation for Good Reason. Employee shall be entitled to terminate his employment for Good Reason as defined herein. If Employee terminates his employment for Good Reason, Employee shall be entitled to the compensation and benefits provided in Paragraph 7(c)(i) hereof. "Good Reason" shall mean (1) the breach of any of the Company's obligations under this Agreement without Employee's express written consent or (2) the occurrence of any of the following circumstances, as the case may be, without Employee's express written consent unless such breach or circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination pursuant to Subsection 7(f) given in respect thereof:

                          (i) the assignment by the Board to Employee of any duties that, in the good faith opinion of Employee, are inconsistent with Employee's positions with the Company, or an adverse alteration (as determined in good faith by Employee) in the nature or status of Employee's office, title, responsibilities, including reporting responsibilities, or the conditions of Employee's employment from those in effect immediately prior to such alteration;

                          (ii) the failure by the Company to continue in effect any compensation plan in which Employee participates that is material to Employee's total compensation unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable to Employee, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants;

                          (iii) the taking of any action by the Company which would directly or indirectly materially reduce or deprive Employee of any material fringe benefit then enjoyed by Employee;

                          (iv) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 12 hereof;

                          (v) the relocation of the Company's principal executive offices outside the greater Houston, Texas metropolitan area, or the Company's requiring Employee to relocate anywhere other than the location of the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with Employee's past business travel obligations; or

                          (vi) any purported termination of Employee's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (f) hereof, which purported termination shall not be effective for purposes of this Agreement.

                 Employee's right to terminate employment pursuant to this subsection shall not be affected by Employee's incapacity due to physical or mental illness. In addition, Employee's continued employment following any event, act or omission, regardless of the length of such continued employment, shall not constitute Employee's consent to, or a waiver of Employee's rights with respect to, such event, act or omission constituting a Good Reason circumstance hereunder.

                 (f) Notice of Termination. Any purported termination of Employee's employment by the Company or by Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall set forth in reasonable detail the reason for termination of Employee's employment, or in the case of resignation for Good Reason, said notice must specify in reasonable detail the basis for such resignation. No purported termination which is not effected pursuant to this Section 7(f) shall be effective.

                 (g) Date of Termination, Etc. "Date of Termination" shall mean the date specified in the Notice of Termination. Either party may, within 15 days after any Notice of Termination is given, provide notice to the other party pursuant to Section 10 hereof that a dispute exists concerning the termination. Notwithstanding the pendency of any such dispute, the Company will continue to pay Employee his full Base Compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Compensation) and continue Employee as a participant in all compensation, benefit and insurance plans in which Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 16 hereof, but in no event past the expiration date of this Agreement. Any payments and benefits provided during such period of dispute shall not reduce any other payments or benefits due Employee under this Agreement nor shall Employee be liable to repay the Company for such payments and benefits if it is finally determined the Employee is not entitled to payments under the other provisions of this Agreement following Employee's termination of employment.

                 (h) Mitigation. Employee shall not be required to mitigate the amount of any payment or benefit provided for in this
         Section 7 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation or benefit earned by Employee as a result of employment by another employer, self-employment earnings, by retirement benefits, by offset against any amount claimed to be owing by Employee to the Company, or otherwise, except that any cash severance amount payable to Employee pursuant to a Company maintained severance plan or policy for employees in general shall reduce the amount otherwise payable to Employee pursuant to Section 7(c)(i)(A).

                 (i) Gross-Up of Parachute Payments. If, during the Term, any payment, including without limitation any imputed income, made or benefit provided to or on behalf of Employee, including any accelerated vesting or any deferred compensation or other award, in connection with a "change in control" of the Company, whether or not made or provided pursuant to this Agreement, results in Employee being subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (or any successor or similar provision), the Company shall pay Employee an additional amount of cash (the "Additional Amount") such that the net amount of all payments and benefits received by Employee after paying all applicable taxes thereon, including on such Additional Amount, shall be equal to the net after-tax amount of payments and benefits that Employee would have received if section 4999 were not applicable.

         8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which Employee may qualify, nor shall anything herein limit or otherwise adversely affect such rights as Employee may have under any stock option or other agreements with the Company or any of its affiliated companies.

         9. Assignability. The obligations of Employee hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any parent, affiliate, successor or subsidiary organization or company of the Company, provided that no such assignment or delegation shall relieve the Company of its duties and obligations hereunder nor affect the rights of Employee hereunder.

         10. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, sent by overnight courier or by facsimile with confirmation of receipt or on the third business day after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office address and facsimile number, directed to the attention of the Board with a copy to the Secretary of the Company, and to Employee at Employee's residence address and facsimile number on the records of the Company or to such other address as either party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

         11. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         12.     Successors; Binding Agreement.

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and assets of the Company ("Successor") or any corporation which becomes the ultimate parent corporation of the Company or any such Successor ("Ultimate Parent") to expressly assume and agree in writing satisfactory to the Employee to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such written agreement prior to the effectiveness of any such succession or creation of the parent corporation relationship shall be a breach of this Agreement and shall entitle Employee to compensation and benefits from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession (or creation of the parent corporation relationship) becomes effective shall be deemed the Date of Termination. As used in this Agreement, including, without limitation, in Section 3, the term "Company" shall include any Successor and Ultimate Parent which executes and delivers the Agreement as provided for in this
Section 12 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

         (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         13. Indemnification. During the Term and for a period of six years thereafter, the Company shall cause Employee to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at the request of the Company. The coverage provided to Employee pursuant to this Section 8 shall be of a scope and on terms and conditions at least as favorable as the most favorable coverage provided to any other officer or director of the Company (or any successor).

                 In addition, to the maximum extent permitted under applicable law, during the Term and for a period of six years thereafter, the Company shall indemnify Employee against and hold Employee harmless from any costs, liabilities, losses and exposures for Employee's services as an employee, officer and director of the Company (or any successor).

         14. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement is an integration of the parties agreement; no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         16. Arbitration. Employee shall be permitted (but not required) to elect that any dispute or controversy arising under or in connection with this Agreement be settled by arbitration in the city in which Employee resides at such time in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. All legal fees and costs incurred by Employee in connection with the resolution of any dispute or controversy under or in connection with this Agreement shall be paid by the Company as bills for such services are presented by Employee to the Company.

         17. Prior Employment Agreement. This Agreement supersedes and replaces in full any existing employment agreement (written or oral) between the parties.


         IN WITNESS WHEREOF, the parties have executed this Agreement on ___________, 1997, effective for all purposes as provided above.


                                        OCEAN ENERGY, INC.


                                        By:
                                            ----------------------------------
                                        Name:
                                             ---------------------------------
                                                Chairman of the Compensation
                                                Committee of the Board

                                        EMPLOYEE


                                        -------------------------------------
                                        James C. Flores

                                                                       EXHIBIT F
                                                         TO THE MERGER AGREEMENT

                              EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement") is entered into effective as of [date of the Effective Time] (the "Effective Date") by and between Ocean Energy, Inc., a Delaware corporation ("Company"), and John B. Brock ("Employee").

      WHEREAS, the Company employs Employee and desires to continue such employment relationship and Employee desires to continue such employment;

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

      1. Employment. The Company hereby employs Employee, and Employee hereby accepts employment by the Company, on the terms and conditions set forth in this Agreement.

      2. Term of Employment. Subject to the provisions for earlier termination provided in the Agreement, the term of this Agreement (the "Term") shall commence on the Effective Date and shall terminate on the third anniversary of the Effective Date; provided, however, commencing on the Effective Date and on each day thereafter, the Term shall automatically be extended one additional day unless the Board of Directors of the Company (the "Board") shall give written notice to Employee that the Term shall cease to be so extended as of a specified future date, in which event the Agreement shall terminate on the third anniversary of the specified future date. Notwithstanding any provision of this Agreement to the contrary, termination of this Agreement shall not alter or impair any rights or benefits of Employee (or Employee's estate or beneficiaries) that have arisen under this Agreement on or prior to such termination.

      3. Employee's Duties. During the Term, Employee shall assume and discharge the responsibilities of the Chairman of the Board, as well as such other responsibilities as may be assigned to him by the Board; provided that such duties are at all times consistent with the duties of such positions.

      Employee agrees to devote his full attention and time during normal business hours to the business and affairs of the Company and to use reasonable best efforts to perform faithfully and efficiently such duties and responsibilities. Notwithstanding the foregoing, during the Term, Employee may engage in the following activities so long as they do not interfere in any material respect with the performance of Employee's duties and responsibilities hereunder: (i) serve on corporate, civic or charitable boards or committees,
(ii) deliver lectures, fulfill speaking engagements or teach on a part-time basis at educational institutions, and (iii) manage his personal investments; provided, however, in no event shall the conduct of any of such activities by Employee be deemed to materially interfere with Employee's duties hereunder until Employee has been notified in writing thereof by the Board and given a reasonable period in which to cure such interference.

         The Company agrees to use its reasonable best efforts to cause Employee to be elected or appointed, or re-elected or re-appointed, as a director of the Company at all times during the Term.

      4. Base Compensation. For services rendered by Employee under this Agreement the Company shall pay to Employee a base salary ("Base Compensation") of $475,000 per annum payable in accordance with the Company's customary payroll practice for its senior executive officers. The amount of Base Compensation shall be reviewed periodically by the Board and may be increased from time to time as the Board may deem appropriate. Base Compensation, as in effect at any time, may not be decreased.

      5. Annual Bonus. In addition to his Base Compensation, Employee shall be eligible to receive each year during the Term, a cash incentive payment in an amount equal to 200% of Employee's Base Compensation (the "Target Bonus"). The amount of the Target Bonus earned for any year shall be determined by the Compensation Committee of the Board based on Employee's individual performance and the performance by the Company; provided, however, in no event will the annual incentive compensation paid Employee for any year (the "Bonus") be less than the greater of (i) 75% of Employee's Base Compensation or (ii) the annual bonus paid by the Company to any other senior executive officer of the Company.

      6. Other Benefits. Employee shall be entitled to participate in all incentive compensation plans and to receive all fringe benefits and perquisites offered by the Company to any of its senior executive officers, including, without limitation, participation in the various employee benefit plans or programs provided to the employees of the Company in general, subject to the regular eligibility requirements with respect to each of such benefit plans or programs, and such other benefits or prerequisites as may be approved by the Board during the Term, all on a basis at least as favorable to Employee as may be provided or offered to any other senior executive officer of the Company.

      7. Termination. This Agreement may be terminated prior to the end of its Term as set forth below.

          (a) Resignation. Employee may resign his position at any time. In the event of such resignation, except in the case of resignation for Good Reason (as defined below), Employee shall not be entitled to further compensation pursuant to this Agreement.

          (b) Death. If Employee's employment is terminated due to his death, this Agreement shall terminate and the Company shall have no obligations to his legal representatives with respect to this Agreement other than the payment of any compensation which had accrued hereunder at the date of Employee's death.

          (c)  Discharge.

               (i) The Company may terminate this Agreement and Employee's employment for any reason deemed sufficient by the Company upon notice as provided in Section 10. However, in the event that Employee's employment is terminated during the Term by the Company for any reason other than his Misconduct or Disability (as such terms are defined below), then, subject to Section 7(h) below: (A) within five business days of the Date of Termination, the Company shall pay to Employee a lump sum amount in cash equal to three times the sum of (1) Employee's Base Compensation and (2) Employee's Target Bonus; (B) for the 36-month period after such Date of Termination the Company, at its sole expense, shall continue to provide or arrange to provide Employee (and Employee's dependents) with health insurance benefits no less favorable than the health plan benefits provided by the Company (or any successor) during such 36-month period to any senior executive officer of the Company; provided, further, to the extent the coverage or benefits received are taxable to Employee, the Company shall make Employee "whole" on a net after tax basis; and (C) on the Date of Termination all then outstanding Company stock-based awards of Employee, whether under this Agreement, a Company stock plan or otherwise, shall become immediately exercisable and payable in full, as the case may be, with any performance goals associated therewith being deemed to have been achieved at the maximum levels. Notwithstanding anything in this Agreement to the contrary, if any payment to Employee in respect of a Company stock-based award would give rise to a short-swing profit liability to Employee under Section 16(b) of the Securities Exchange Act of 1934, then both the payment and the entitlement to payment thereof shall automatically be deferred until the earliest date at which the payment of such benefit would not result in a short-swing profit liability to Employee.

               (ii) Notwithstanding the foregoing provisions of this Section 7, in the event Employee is terminated because of Misconduct, the Company shall have no obligations pursuant to this Agreement after the Date of Termination. As used herein, "Misconduct" means (a) the willful and continued failure by Employee to substantially perform his duties with the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by Employee for Good Reason), after a written demand for substantial performance is delivered to Employee by the Board, which demand specifically identifies the manner in which the Board believes that Employee has not substantially performed his duties, or (b) the willful engaging by Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes hereof, no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for



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

            Misconduct unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose, finding that in the good faith opinion of the Board Employee was guilty of conduct set forth above and specifying the particulars thereof in detail.

      (d)   Disability.

               (i) If Employee shall have been absent from the full-time
            performance of Employee's duties with the Company for six consecutive months as a result of Employee's incapacity due to physical or mental illness, as determined by Employee's physician, and within 30 days after written Notice of Termination is given by the Company Employee shall not have returned to the full-time performance of Employee's duties, Employee's employment may be terminated by the Company for "Disability", provided Employee is entitled to and receiving benefits under an insured long term disability plan of the Company. Thereafter, Employee shall not be entitled to further compensation pursuant to this Agreement.

               (ii) If Employee fails during any period during the Term to perform Employee's full-time duties with the Company as a result of incapacity due to physical or mental illness, as determined by Employee's physician, Employee shall continue to receive his Base Compensation, less any amount payable to Employee under a Company disability plan, and all other compensation and benefits during such period until this Agreement is terminated.

            (e) Resignation for Good Reason. Employee shall be entitled to terminate his employment for Good Reason as defined herein. If Employee terminates his employment for Good Reason, Employee shall be entitled to the compensation and benefits provided in Paragraph 7(c)(i) hereof. "Good Reason" shall mean (1) the breach of any of the Company's obligations under this Agreement without Employee's express written consent or (2) the occurrence of any of the following circumstances, as the case may be, without Employee's express written consent unless such breach or circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination pursuant to Subsection 7(f) given in respect thereof:

               (i) the assignment by the Board to Employee of any duties that, in the good faith opinion of Employee, are inconsistent with Employee's positions with the Company, or an adverse alteration (as determined in good faith by Employee) in the nature or status of Employee's office, title, responsibilities, including reporting responsibilities, or the conditions of Employee's employment from those in effect immediately prior to such alteration;

               (ii) the failure by the Company to continue in effect any
            compensation plan in which Employee participates that is material to

            Employee's total compensation unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable to Employee, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants;

               (iii) the taking of any action by the Company which would
            directly or indirectly materially reduce or deprive Employee of any material fringe benefit then enjoyed by Employee;

               (iv) the failure of the Company to obtain a satisfactory
            agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 12 hereof;

               (v) the relocation of the Company's principal executive offices outside the greater Houston, Texas metropolitan area, or the Company's requiring Employee to relocate anywhere other than the location of the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with Employee's past business travel obligations; or

               (vi) any purported termination of Employee's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (f) hereof, which purported termination shall not be effective for purposes of this Agreement.

            Employee's right to terminate employment pursuant to this subsection shall not be affected by Employee's incapacity due to physical or mental illness. In addition, Employee's continued employment following any event, act or omission, regardless of the length of such continued employment, shall not constitute Employee's consent to, or a waiver of Employee's rights with respect to, such event, act or omission constituting a Good Reason circumstance hereunder.

            (f) Notice of Termination. Any purported termination of Employee's employment by the Company or by Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall set forth in reasonable detail the reason for termination of Employee's employment, or in the case of resignation for Good Reason, said notice must specify in reasonable detail the basis for such resignation. No purported termination which is not effected pursuant to this Section 7(f) shall be effective.

            (g) Date of Termination, Etc. "Date of Termination" shall mean the date specified in the Notice of Termination. Either party may, within 15 days after any Notice of Termination is given, provide notice to the other party pursuant to Section 10 hereof that a dispute exists concerning the termination. Notwithstanding the pendency of any such dispute, the Company will continue to pay Employee his full Base Compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Compensation) and continue Employee as a participant in all compensation, benefit and insurance plans in which Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 16 hereof, but in no event past the expiration date of this Agreement. Any payments and benefits provided during such period of dispute shall not reduce any other payments or benefits due Employee under this Agreement nor shall Employee be liable to repay the Company for such payments and benefits if it is finally determined the Employee is not entitled to payments under the other provisions of this Agreement following Employee's termination of employment.

            (h) Mitigation. Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Section 7 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation or benefit earned by Employee as a result of employment by another employer, self-employment earnings, by retirement benefits, by offset against any amount claimed to be owing by Employee to the Company, or otherwise, except that any cash severance amount payable to Employee pursuant to a Company maintained severance plan or policy for employees in general shall reduce the amount otherwise payable to Employee pursuant to Section 7(c)(i)(A).

            (i) Gross-Up of Parachute Payments. If, during the Term, any payment, including without limitation any imputed income, made or benefit provided to or on behalf of Employee, including any accelerated vesting or any deferred compensation or other award, in connection with a "change in control" of the Company, whether or not made or provided pursuant to this Agreement, results in Employee being subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (or any successor or similar provision), the Company shall pay Employee an additional amount of cash (the "Additional Amount") such that the net amount of all payments and benefits received by Employee after paying all applicable taxes thereon, including on such Additional Amount, shall be equal to the net after-tax amount of payments and benefits that Employee would have received if section 4999 were not applicable.

        8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which Employee may qualify, nor shall anything herein limit or otherwise adversely affect such rights as Employee may have under any stock option or other agreements with the Company or any of its affiliated companies.

        9. Assignability. The obligations of Employee hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder,



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

either in whole or in part, to any parent, affiliate, successor or subsidiary organization or company of the Company, provided that no such assignment or delegation shall relieve the Company of its duties and obligations hereunder nor affect the rights of Employee hereunder.

      10. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, sent by overnight courier or by facsimile with confirmation of receipt or on the third business day after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office address and facsimile number, directed to the attention of the Board with a copy to the Secretary of the Company, and to Employee at Employee's residence address and facsimile number on the records of the Company or to such other address as either party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

      11. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      12. Successors; Binding Agreement.

      (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and assets of the Company ("Successor") or any corporation which becomes the ultimate parent corporation of the Company or any such Successor ("Ultimate Parent") to expressly assume and agree in writing satisfactory to the Employee to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such written agreement prior to the effectiveness of any such succession or creation of the parent corporation relationship shall be a breach of this Agreement and shall entitle Employee to compensation and benefits from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession (or creation of the parent corporation relationship) becomes effective shall be deemed the Date of Termination. As used in this Agreement, including, without limitation, in Section 3, the term "Company" shall include any Successor and Ultimate Parent which executes and delivers the Agreement as provided for in this Section 12 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

      (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      13. Indemnification. During the Term and for a period of six years thereafter, the Company shall cause Employee to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability



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

for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at the request of the Company. The coverage provided to Employee pursuant to this Section 8 shall be of a scope and on terms and conditions at least as favorable as the most favorable coverage provided to any other officer or director of the Company (or any successor).

          In addition, to the maximum extent permitted under applicable law, during the Term and for a period of six years thereafter, the Company shall indemnify Employee against and hold Employee harmless from any costs, liabilities, losses and exposures for Employee's services as an employee, officer and director of the Company (or any successor).

      14. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement is an integration of the parties agreement; no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.

      15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      16. Arbitration. Employee shall be permitted (but not required) to elect that any dispute or controversy arising under or in connection with this Agreement be settled by arbitration in the city in which Employee resides at such time in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. All legal fees and costs incurred by Employee in connection with the resolution of any dispute or controversy under or in connection with this Agreement shall be paid by the Company as bills for such services are presented by Employee to the Company.

      17. Prior Employment Agreement. This Agreement supersedes and replaces in full any existing employment agreement (written or oral) between the parties.


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                                       8

IN WITNESS WHEREOF, the parties have executed this Agreement on ________, 1998, effective for all purposes as provided above.

                                       OCEAN ENERGY, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                            Chairman of the Compensation
                                            Committee of the Board


                                       EMPLOYEE


                                       -----------------------------------------
                                       John B. Brock





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